China Security & Surveillance Technology, Inc.

Presentation to the Special Committee – Fairness Opinion Financial Analysis & Support

May 3, 2011

Imperial Capital

Disclaimer

The following pages contain material provided to the Special Committee formed by the Board of Directors (the "Special Committee") of China Security & Surveillance Technology, Inc. ("CSST" or the "Company") by Imperial Capital, LLC ("Imperial Capital") in connection with the proposed transaction (the "Transaction") with Rightmark Holdings Limited under an agreement and plan of merger. The fairness opinion (the "Opinion") prepared in connection with the Transaction does not constitute an opinion with respect to the merits of the Company's underlying business decision to effect the Transaction, any legal, tax or accounting issues concerning the Transaction, any terms of the Transaction (other than the consideration) or the relative merits of the Transaction as compared to any alternatives that might exist for the Company or the effect of any other transaction in which the Company might engage.

The accompanying material was prepared on a confidential basis solely for use in connection with an oral presentation to the Special Committee and not with a view toward complying with disclosure standards under state and Federal securities laws. The information contained in this presentation was based upon publicly available information obtained by Imperial Capital or information furnished by the Company or its other respective advisors. Imperial Capital has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fair in all respects.

All budgets, projections, financial analyses, reports and other information with respect to the Company's operations contained herein have been prepared by the management of the Company and involve numerous and significant subjective determinations made by such management. The estimates, budgets and projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material and adverse. With respect to financial projections examined by Imperial Capital, Imperial Capital assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future performance of the Company and that the Company will perform in accordance with such projections for all periods specified therein. No representation or warranty, expressed or implied, is made as to the accuracy, completeness or fairness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. Neither Imperial Capital nor any of its advisors take any responsibility for the accuracy of the information provided by the Company or any third party or for the completeness of any of the accompanying material. Imperial Capital has not been requested to, and did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or conduct a comprehensive physical inspection of any of the Company's assets, nor has Imperial Capital been furnished with any such evaluations or appraisals or reports of such physical inspections, nor has Imperial Capital assumed any responsibility to obtain any such evaluations, appraisals or reports.

Disclaimer

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, Imperial Capital did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Imperial Capital's analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. In its analyses, Imperial Capital made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth herein. In addition, analyses relating to the value of the Company do not purport to be appraisals or to reflect the prices at which the Company actually may be sold.

Imperial Capital will be paid a fee (an "Opinion Fee") upon delivery of its opinion as to the fairness, from a financial point of view, of the consideration to the holders of the Company's common stock (other than specified parties) in connection with the Transaction. No portion of the Opinion Fee is contingent upon the conclusions reached in the Opinion.

These materials are intended solely for the benefit and use of the Special Committee and as such are not to be relied upon by any other person or used for any other purpose or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without Imperial Capital's prior written consent; provided, however, that the delivered Opinion in connection with the Transaction by Imperial Capital may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission in respect of the Transaction and the Company may summarize or otherwise reference the existence of such opinion in such documents provided that any such summary or reference language shall be subject to the prior written approval of Imperial Capital. The conclusions expressed herein are subject to the assumptions, limitations and other matters contained in the written Opinion being delivered to the Special Committee. These materials do not constitute a recommendation to any holder of the Company's common stock as to how such person should vote or act with respect to the Transaction.

Table of Contents

Transaction Overview

Imperial Capital

Transaction Overview

Introduction

- The following presentation is a summary of the analysis conducted by Imperial Capital, LLC ("*Imperial Capital*") with respect to the proposed merger of China Security & Surveillance Technology, Inc. ("*CSST*" or the "*Company*") with Rightmark Holdings Limited ("*Rightmark*") (the "*Transaction*")
  - The Transaction is to be structured as a merger whereby a merger subsidiary of Rightmark ("*Merger Sub*") will merge with and into CSST
    - CSST will continue as the surviving corporation and as a wholly-owned subsidiary of Rightmark
  - Pursuant to the terms set forth in the Draft Amended Agreement and Plan of Merger dated April 29, 2011 (the "*Agreement*"), Rightmark will pay to the stockholders of CSST (other than specified parties) $6.50 for each share of the common stock
  - Rightmark has secured a $500 million debt facility from China Development Bank Corporation Hong Kong Branch to finance the Transaction
  - The Agreement allows for a 60 day "go-shop" period during which CSST has the right to initiate, solicit, facilitate, induce and encourage any inquiry or the making, submission or announcement of any proposals or offers
    - The "go-shop" period commences the effective date of the Agreement
- Imperial Capital has been engaged to opine as to the fairness, from a financial point of view, of the consideration to the holders of the Company's common stock (other than specified parties) in connection with the Transaction

Transaction Overview

The following table outlines the financial and implied valuation metrics

Implied Purchase Price Valuation Summary

(values in millions, except price per share)	Operating Data	Preliminary, Non-Binding Letter Received: Market 1/28/11	Preliminary, Non-Binding Letter Received: 30 Day Avg. (1)	Non-Binding Proposal Letter Received: Market 3/8/11	Non-Binding Proposal Letter Received: 30 Day Avg. (2)	Current 4/29/11	Offer Price
Price Per Share		$4.97	$4.98	$4.10	$4.64	$5.38	$6.50
Common Shares Issued & Outstanding		77.7	77.7	77.7	77.7	77.7	77.7
Restricted Shares Issued & Outstanding		12.0	12.0	12.0	12.0	12.0	12.0
Shares Underlying Warrants (3)		-	-	-	-	-	-
Fully-Diluted Shares Outstanding		89.7	89.7	89.7	89.7	89.7	89.7
Equity Value		**$445.9**	**$446.4**	**$367.9**	**$416.5**	**$482.7**	**$583.2**
(+) Total Debt (4)		519.0	519.0	519.0	519.0	519.0	519.0
(+) Noncontrolling Interest (4)		(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)
(-) Cash (4)		(278.7)	(278.7)	(278.7)	(278.7)	(278.7)	(278.7)
Enterprise Value (EV)		**$686.2**	**$686.6**	**$608.1**	**$656.7**	**$723.0**	**$823.5**
EV as a Multiple of:	**Operating Data**						
2010A Revenue	$684.7	1.00x	1.00x	0.89x	0.96x	NM	NM
LTM 3/31/11A Revenue	663.6	NA	NA	NA	NA	1.09x	1.24x
2011P Revenue	868.1	0.79x	0.79x	0.70x	0.76x	0.83x	0.95x
2010A FCF (5)	($330.8)	NM	NM	NM	NM	NM	NM
LTM 3/31/11A FCF (5)	(232.3)	NM	NM	NM	NM	NM	NM
2011P FCF (5)	(3.3)	NM	NM	NM	NM	NM	NM
2010A EBITDA	$116.1	5.9x	5.9x	5.2x	5.7x	NM	NM
LTM 3/31/11A EBITDA	117.2	NA	NA	NA	NA	6.2x	7.0x
2011P EBITDA	161.5	4.2x	4.3x	3.8x	4.1x	4.5x	5.1x

Source: Merger Agreement and Capital IQ.

NA - Actual financial metric was not available at the respective date.

NM - Valuation metric was either negative or is not appropriate as it is superseded by more current financial data.

(1) Based on the average trailing 30 trading days as of January 28, 2011.

(2) Based on the average trailing 30 trading days as of March 8, 2011.

(3) Average exercise price of $8.76. All warrants are "out-of-the-money" per Company management on April 26, 2011.

(4) Balance sheet information as of March 31, 2011. Source: 10Q filed on April 25, 2011.

(5) FCF defined as EBITDA less changes in working capital less capital expenditures.

Financial & Stock Price Performance

Imperial Capital

Financial Summary

Income Statement

($ in millions)	FYE December 31,			LTM	FYE December 31,				
	2008A	2009A	2010A	3/31/2011	2011P	2012P	2013P	2014P	2015P
Installation	$311.6	$442.4	$528.0	$515.0	687.4	814.8	935.4	1,052.1	1,127.6
Manufacturing	78.6	87.6	92.0	90.2	103.0	114.4	125.8	135.9	144.0
Distribution	37.2	51.0	54.5	48.0	66.5	77.2	86.4	93.3	98.9
Service	-	-	10.2	10.4	11.2	12.9	15.5	20.1	28.2
Net Sales	**$427.4**	**$580.9**	**$684.7**	**$663.6**	**$868.1**	**$1,019.3**	**$1,163.1**	**$1,301.4**	**$1,398.7**
Growth %	*77.9%*	*35.9%*	*17.9%*		*26.8%*	*17.4%*	*14.1%*	*11.9%*	*7.5%*
Installation	226.5	330.8	373.3	355.9	488.1	578.5	664.1	747.0	800.6
Manufacturing	52.8	63.3	68.2	67.4	78.3	88.1	98.1	107.4	115.2
Distribution	27.5	43.9	45.9	40.2	56.5	66.4	75.2	82.1	87.0
Service	-	-	8.0	8.2	8.6	9.8	11.6	14.9	20.6
Cost of Sales	**$306.8**	**$438.0**	**$495.3**	**$471.6**	**$631.5**	**$742.8**	**$849.1**	**$951.3**	**$1,023.4**
Gross Profit	120.5	142.9	189.4	191.9	236.6	276.5	314.0	350.1	375.3
Margin %	*28.2%*	*24.6%*	*27.7%*	*28.9%*	*27.3%*	*27.1%*	*27.0%*	*26.9%*	*26.8%*
Selling & Marketing	12.1	12.5	11.8	11.8	15.9	19.2	23.8	27.2	30.2
G&A	42.3	52.7	61.5	62.9	59.2	75.8	94.1	109.3	109.5
D&A	8.7	11.7	12.1	12.1	20.9	24.2	26.6	29.3	30.4
Operating Income	57.5	66.0	103.9	105.1	140.6	157.3	169.6	184.3	205.3
(+) D&A	8.7	11.7	12.1	12.1	20.9	24.2	26.6	29.3	30.4
EBITDA	**$66.2**	**$77.7**	**$116.1**	**$117.2**	**$161.5**	**$181.5**	**$196.2**	**$213.6**	**$235.7**
Margin %	*15.5%*	*13.4%*	*17.0%*	*17.7%*	*18.6%*	*17.8%*	*16.9%*	*16.4%*	*16.8%*
(-) Capital Expenditures (1)	(17.7)	(10.2)	(148.9)	(148.0)	(26.3)	(28.3)	(30.1)	(16.9)	(18.2)
(+/-) Changes in Working Capital	(126.3)	(44.7)	(298.0)	(201.5)	(138.5)	(134.4)	(132.5)	(114.0)	(80.2)
Free Cash Flow ("FCF") (2)	**($77.9)**	**$22.9**	**($330.8)**	**($232.3)**	**($3.3)**	**$18.9**	**$33.6**	**$82.7**	**$137.3**

Source: 2008A - 2010A financial information from 10K filings. LTM 3/31/11 financial information from 10Q filed on April 25, 2011. 2011P - 2015P financial information provided by Company management via email on April 24, 2011 and diligence call with Company management on April 26, 2011.

(1) 2011P Capital Expenditures excludes $60 million expense for anticipated new building.

(2) Free Cash Flow defined as EBITDA less changes in working capital less capital expenditures.

Financial Summary

Balance Sheet

($ in millions)	Actual[1]			Projected[2]				
	As of 12/31/09	As of 12/31/10	As of 3/31/11	As of 12/31/11	As of 12/31/12	As of 12/31/13	As of 12/31/14	As of 12/31/15
Cash and cash equivalents	$154.5	$65.6	$278.7	$143.5	$131.1	$80.3	($70.7)	$19.7
Restricted cash[3]	0.0	0.0	20.0	NA	NA	NA	NA	NA
Accounts receivable, net	251.6	434.0	418.0	NA	NA	NA	NA	NA
Inventories, net	70.1	59.4	43.0	NA	NA	NA	NA	NA
Prepayments and deposits	4.7	56.2	56.8	NA	NA	NA	NA	NA
Advances to suppliers and subcontractors	39.4	88.4	103.7	NA	NA	NA	NA	NA
Other receivables	26.7	47.1	61.0	NA	NA	NA	NA	NA
Deferred tax assets	0.0	0.0	0.0	NA	NA	NA	NA	NA
Total Current Assets	$547.0	$750.7	$981.3	$965.7	$1,110.5	$1,239.5	$1,387.0	$1,490.9
Deposits paid for business acquisitions, properties and intangible assets	7.2	146.2	153.7	NA	NA	NA	NA	NA
Property and equipment, net	75.4	75.3	75.1	NA	NA	NA	NA	NA
Land use rights, net	7.7	7.9	8.0	NA	NA	NA	NA	NA
Intangible assets, net	54.7	48.7	47.3	NA	NA	NA	NA	NA
Goodwill	79.5	79.5	79.5	NA	NA	NA	NA	NA
Deferred financing costs, net	2.0	2.7	2.7	NA	NA	NA	NA	NA
Total Assets	**$773.6**	**$1,111.0**	**$1,347.5**	**$1,381.3**	**$1,530.2**	**$1,662.8**	**$1,797.9**	**$1,889.6**
Notes payable - short term	$57.1	$196.3	$182.7	NA	NA	NA	NA	NA
Obligations under product financing arrangements - short term	5.2	6.7	6.1	NA	NA	NA	NA	NA
Guaranteed senior unsecured notes payable - short term	35.7	37.4	21.9	NA	NA	NA	NA	NA
Accounts and bills payable	68.8	32.2	40.6	NA	NA	NA	NA	NA
Accrued expenses	26.8	49.4	58.5	NA	NA	NA	NA	NA
Advances from customers	27.5	15.2	17.7	NA	NA	NA	NA	NA
Taxes payable	14.8	28.6	26.2	NA	NA	NA	NA	NA
Payable for acquisition of businesses, properties and land use rights	5.1	3.8	3.8	NA	NA	NA	NA	NA
Deferred income	1.9	3.2	2.8	NA	NA	NA	NA	NA
Total Current Liabilities	$242.9	$372.9	$360.3	$334.8	$357.8	$405.0	$589.6	$522.8
Notes payable - long term	$0.0	$60.6	$299.9	NA	NA	NA	NA	NA
Obligations under product financing arrangements - long term	6.5	6.5	5.2	NA	NA	NA	NA	NA
Guaranteed senior unsecured notes payable - long term	44.0	6.6	3.3	NA	NA	NA	NA	NA
Net deferred tax liabilities	0.8	0.3	0.7	NA	NA	NA	NA	NA
Total Liabilities	$294.2	$446.8	$669.3	$602.2	$625.3	$622.5	$607.2	$540.5
Total Stockholders' Equity	479.4	664.2	678.3	779.1	904.9	1,040.3	1,190.8	1,349.2
Total Liabilities & Equity	**$773.6**	**$1,111.0**	**$1,347.5**	**$1,381.3**	**$1,530.2**	**$1,662.8**	**$1,797.9**	**$1,889.6**

(1) From 10K filings and 10Q filed on April 25, 2011.
(2) 2011P - 2015P financial information provided by Company management via email on April 24, 2011.
(3) The restricted cash serves as collateral for a loan due in March 2012, however the restricted cash is required for additional loans in China and Company management anticipates needing $100 million of restricted cash by 2015.

Financial Summary

Statement of Cash Flows

($ in millions)	Actual[(1)] Year ended 12/31, 2009	Actual[(1)] Year ended 12/31, 2010	Actual[(1)] Quarter ended, 3/31/11	Projected[(2)] Year ended 12/31, 2011	Projected[(2)] 2012	Projected[(2)] 2013	Projected[(2)] 2014	Projected[(2)] 2015
CASH FLOWS FROM OPERATING ACTIVITIES:								
Net Income	$56.5	$77.4	$1.7	$99.8	$107.6	$112.7	$122.9	$139.5
Provision for doubtful accounts	2.4	0.9	0.0	NA	NA	NA	NA	NA
Depreciation and amortization	12.7	13.1	3.2	20.9	24.2	26.6	29.3	30.4
Provision for obsolete inventories	0.3	0.7	(0.0)	NA	NA	NA	NA	NA
Amortization of consultancy services	0.0	0.0	0.0	NA	NA	NA	NA	NA
Amortization of deferred financing costs	0.6	1.3	0.8	NA	NA	NA	NA	NA
Non-cash compensation expense	18.1	24.7	5.5	NA	NA	NA	NA	NA
Redemption accretion on convertible notes	14.9	0.0	0.0	NA	NA	NA	NA	NA
Debt disount amortization	1.2	2.9	0.5	NA	NA	NA	NA	NA
Gain on modification of convertible notes	(9.3)	0.0	0.0	NA	NA	NA	NA	NA
Deferred tax (benefit) expense	1.0	(0.5)	0.4	NA	NA	NA	NA	NA
Changes in operating assets and liabilities	(46.0)	(297.3)	25.0	(138.5)	(134.4)	(132.5)	(114.0)	(80.2)
Net cash (used in) provided by operating activities	**$52.6**	**($176.8)**	**$37.2**	**($2.6)**	**$15.8**	**$29.4**	**$65.9**	**$108.6**
CASH FLOWS FROM INVESTING ACTIVITIES:								
Additions to plant and equipment	($4.1)	($2.5)	($0.5)	NA	NA	NA	NA	NA
Additions to intangible assets, other than through business acquisitions	(2.6)	(1.7)	(0.3)	NA	NA	NA	NA	NA
Additions to land use rights, other than through business acquisitions	(0.2)	0.0	0.0	NA	NA	NA	NA	NA
Deposits paid for business acquisitions	(3.3)	(144.7)	(5.9)	NA	NA	NA	NA	NA
Deposits refunded for acquisitions of subsidiaries	1.9	7.8	0.0	NA	NA	NA	NA	NA
Net cash outflow on acquisition of net assets of businesses acquired	0.3	0.0	0.0	NA	NA	NA	NA	NA
Payments of payables for acquisition of businesses, properties and land use rights	(11.1)	(1.3)	0.0	NA	NA	NA	NA	NA
Payments of adjustments to cost of acquisitions related to resolved contingencies	(0.4)	0.0	0.0	NA	NA	NA	NA	NA
Net cash used in investing activities	**($19.5)**	**($142.4)**	**($6.7)**	**($76.3)**	**($28.3)**	**($30.1)**	**($16.9)**	**($18.2)**
CASH FLOWS FROM FINANCING ACTIVITIES:								
Proceeds from issuance of common stock, net of offering costs	$80.2	$64.6	$0.0	NA	NA	NA	NA	NA
Restricted cash	0.0	0.0	(20.0)	NA	NA	NA	NA	NA
Proceeds from borrowings, net of financing costs	65.9	340.1	300.8	NA	NA	NA	NA	NA
Repayment of borrowings	(21.9)	(143.1)	(78.0)	NA	NA	NA	NA	NA
Repayment of guaranteed senior unsecured notes payable	0.0	(38.6)	(19.3)	NA	NA	NA	NA	NA
Proceeds from obligations under product financing arrangements, net of financing costs	8.4	6.3	0.0	NA	NA	NA	NA	NA
Repayment of obligations under product financing arrangements	(4.5)	(6.4)	(1.7)	NA	NA	NA	NA	NA
Repaymnet of convertible notes payable	(52.5)	0.0	0.0	NA	NA	NA	NA	NA
Proceeds from exercise of warrants	0.0	0.1	0.0	NA	NA	NA	NA	NA
Net cash provided by financing activities	**$75.5**	**$222.9**	**$181.8**	**$156.0**	**$0.0**	**($50.0)**	**($200.0)**	**$0.0**
NET (DECREASE) INCREASE IN CASH	**$108.7**	**($96.3)**	**$212.2**	**$77.1**	**($12.5)**	**($50.7)**	**($151.0)**	**$90.4**

(1) From 10K filings and 10Q filed on April 25, 2011.

(2) 2011P - 2015P financial information provided by Company management via email on April 24, 2011.

Stock Price Performance



Two-Year Annotated Stock Price Performance
Price per Share (USD)
Volume
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
20,000,000
18,000,000
16,000,000
14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
0
July 28, 2009 – CSST announces Q2 2009 results
October 2, 2009 – CSST announces $58 million registered direct offering for 9.3 million shares at $6.25 per share
October 28, 2009 – CSST announces Q3 2009 results
March 10, 2010 – CSST announces secondary offering for up to 20 million shares
May 25, 2010 – CSST closes $60 million secondary offering at $4.00 per share
January 28, 2011 – Mr. Goshen Tu announces intent to purchase CSST for up to $6.50 per share
March 8, 2011 – Mr. Goshen Tu submits proposal letter to purchase CSST for $6.50 per share
April 21, 2011 – Merger Agreement execution announced
Apr-09
Sep-09
Feb-10
Jun-10
Nov-10
Apr-11
Volume
CSST

Source: Capital IQ and SEC filings.

Stock Price Performance


One-Year Stock Price Performance
Price per Share (USD)
Volume
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
20,000,000
18,000,000
16,000,000
14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
0
Apr-10
Jun-10
Aug-10
Oct-10
Nov-10
Jan-11
Mar-11
Apr-11
Volume
CSST
Average Price
Current Price (4/29/11)
Offer Price

	High	Low
1-Year	$6.31	$4.02

Average Daily Volume [(1)]	
30-Day	1,251,709
60-Day	1,548,376
90-Day	1,442,485
Average Dollar Volume [(2)]	
30-Day	$6,168,284
60-Day	7,538,700
90-Day	7,077,826

Source: Capital IQ.

(1) Calculation based on trading days.

(2) Calculated as the average of daily volume multiplied by closing price.

Stock Price Performance



Two-Year Stock Price Performance
Price per Share (USD)
Volume
| | High | Low |
| 2-Year | $9.60 | $4.02 |
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
20,000,000
18,000,000
16,000,000
14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
0
Apr-09
Sep-09
Feb-10
Jun-10
Nov-10
Apr-11
Volume
CSST
Average Price
Current Price (4/29/11)
Offer Price

Source: Capital IQ.

Relative Stock Price Performance

One-Year Indexed Stock Price Performance



Index
130%
120%
110%
100%
90%
80%
70%
60%
50%
40%
Apr-10
Jun-10
Jul-10
Aug-10
Sep-10
Oct-10
Dec-10
Jan-11
Feb-11
Mar-11
Apr-11
18% Security Integration
18% Security Distribution
13% S&P 500
(13%) CSST
(35%) Security Mfg.
CSST
S&P 500
Security Integration (TYC, DBD, NISC B, EME, BBOX, LAYN, ORN)
Security Manufacturing (CFSG, NSSC, VSC, MN, DGLY, CTS, VII)
Security Distribution (AXE, IM, TECD, SCSC)

Source: Capital IQ.

Relative Stock Price Performance

Two-Year Indexed Stock Price Performance


Index
220%
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
Apr-09
Jul-09
Oct-09
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
88% Security Integration
64% Security Distribution
56% S&P 500
(11%) CSST
(15%) Security Mfg.
CSST
S&P 500
Security Integration (TYC, DBD, NISC B, EME, BBOX, LAYN, ORN)
Security Manufacturing (CFSG, NSSC, VSC, MN, DGLY, CTS, VII)
Security Distribution (AXE, IM, TECD, SCSC)

Source: Capital IQ.

Volume by Price

One-Year Volume by Acquisition Price

- The 338.6 million shares traded over the past year is 5.2x the current public float

One-Year Volume History by Price



(shares traded)
200,000,000
150,000,000
100,000,000
50,000,000
0
$6.50
Current Offer
100%
75%
50%
25%
0%
9.2%
31,079,476
42.4%
112,500,107
79.1%
124,293,732
94.6%
52,411,167
100.0%
18,271,092
$4.01 to $4.50
$4.51 to $5.00
$5.01 to $5.50
$5.51 to $6.00
$6.01 to $6.31
Volume
Cumulative Volume (%)

Source: Capital IQ.

Volume by Price

Two-Year Volume by Acquisition Price

- The 608.0 million shares traded over the past two years is 9.3x the current public float

Two-Year Volume History by Price


(shares traded)
250,000,000
200,000,000
150,000,000
100,000,000
50,000,000
0
100%
80%
60%
40%
20%
0%
$6.50
Current Offer
5.1%
31,079,476
46.0%
248,412,360
67.5%
131,140,618
84.6%
103,511,901
96.1%
69,850,447
100.0%
23,956,678
$3.51 to $4.50
$4.51 to $5.50
$5.51 to $6.50
$6.51 to $7.50
$7.51 to $8.50
$8.51 +
Volume
Cumulative Volume (%)

Source: Capital IQ.

Shareholder Overview

CSST Shareholder Profile

Holder	# of Shares	% Economic Ownership
Top Insiders		
Guoshen Tu	18,750,435	20.9%
Wing Khai Yap (Terence)	1,360,000	1.5%
Lizhong Wang	248,775	0.3%
Lingfeng Xiong	239,980	0.3%
KaiCheng Cheng	175,211	0.2%
Other	934,027	1.0%
Total Insiders	**21,708,428**	**24.2%**
Top Institutions		
GE Asset Management Incorporated	5,352,159	6.0%
Amundi Asset Management	3,369,300	3.8%
Templeton Asset Management	3,310,399	3.7%
JPMorgan Asset Management Holdings Inc.	2,813,809	3.1%
The Vanguard Group, Inc.	2,284,442	2.5%
Franklin Resources Inc.	1,528,600	1.7%
Guerrilla Capital Management LLC	998,842	1.1%
Dimensional Fund Advisors LP	954,416	1.1%
Schroder Investment Management Limited	924,000	1.0%
UBS Global Asset Management	800,000	0.9%
Other	7,880,886	8.8%
Total Institutions	**30,216,853**	**33.7%**
Public & Other	**37,796,742**	**42.1%**
Total Shares	**89,722,023**	**100.0%**

Source: Company and Bloomberg.

Company Overview

Company Overview

Overview

- CSST is primarily engaged in the installation, manufacture, distribution, and servicing of surveillance and safety products, systems and services, and the development of surveillance and safety related software primarily for governmental entities and their affiliates, non-profit organizations and commercial entities in China
- The Company's customers are primarily comprised of:
  - Governmental entities and their affiliates, such as municipalities, cities, provinces, customs agencies, courts, public security bureaus, and prisons
  - Non-Profit organizations, including schools, museums, sports arenas, and libraries
  - Commercial entities such as airports, hotels, real estate, banks, mines, railways, supermarkets and entertainment venues
- The Company operates in four reportable segments:
  - **Installation Segment:** Provides design, sale, installation, service and monitoring of electronics surveillance and safety systems to governmental, residential, commercial, and industrial customers
  - **Manufacturing Segment:** Provides design, manufacturing and sales of surveillance and safety products, including intrusion, access control and video management systems
  - **Distribution Segment:** Provides distribution and sales of surveillance and safety products and services, including intrusion, access control and video management systems
  - **Service Segment:** Provides a full range of surveillance and safety services, including network alarm response services, surveillance and safety products and solutions post-sale, maintenance services, and surveillance and safety trustee services

Source: 10K.

Company Overview

Segment Breakdown

- CSST's Installation Segment accounts for the majority of the Company's revenue and gross profit historically

LTM 3/31/11 Revenue



Service
2%
Distribution
7%
Manufacturing
14%
Installation
77%

LTM 3/31/11 Gross Profit



Distribution
4%
Service
1%
Manufacturing
12%
Installation
83%

Source: 10K and 10Q filed on April 25, 2011.

Company Overview

Installation Segment

- The Installation Segment offers project design, material supply, engineering, and operating maintenance services over its six divisions, including Safe City Projects, Conventional Projects, Total Solutions, Home Security, Community Security and Research and Development
  - The Installation Segment has been providing services in China for about 10 years and completed an estimated 90 projects in 2010
- Safe City Projects – In 2004, the Chinese government promulgated the "Safe City" (or "Plan 3111") initiative, which requires about 660 cities throughout China to install and operate street surveillance
  - CSST is 1 of approximately 100 government-recommended Safe City vendors

Segment Financial Results

($ in millions)	FYE December 31,			LTM
	2008A	2009A	2010A	3/31/2011
Revenue	$311.6	$442.4	$528.0	$515.0
Growth %	-	*42.0%*	*19.4%*	-
Cost of Sales	226.5	330.8	373.3	355.9
Gross Profit	85.1	111.6	154.7	159.0
Margin %	*27.3%*	*25.2%*	*29.3%*	*30.9%*
EBITDA [1]	**$75.3**	**$97.9**	**$145.9**	**$150.4**
Margin %	*24.2%*	*22.1%*	*27.6%*	*29.2%*

Source: 10K and 10Q filed on April 25, 2011.
(1) Excludes corporate and other.

Company Overview

Manufacturing Segment

- The Manufacturing Segment manufactures a variety of products, including sensors, access controllers, high-speed demo video cameras, box cameras, digital video recorders ("DVRs"), video management systems, monitors, screens, computer software and systems, and accessories
- This segment also focuses on developing new technology and products independently and in collaboration with other business segments to improve product quality, functionality and efficiency and reduce cost
- The Company manufactures the key components of surveillance and safety products, and typically relies on third-party electronic assembling companies to assemble the final products
- The Manufacturing Segment manufactures most of the hardware products and the software is mainly produced by one of the Company's divisions, Tsingvision
- The Manufacturing Segment operates through eight divisions including CSSM, Minking, HiEasy, Hongtianzhi, Stonesonic, Longhorn, DIT, and Coson

Segment Financial Results

($ in millions)	FYE December 31,			LTM
	2008A	**2009A**	**2010A**	**3/31/2011**
Revenue	$78.6	$87.6	$92.0	$90.2
Growth %	-	*11.4%*	*5.1%*	-
Cost of Sales	52.8	63.3	68.2	67.4
Gross Profit	25.7	24.3	23.8	22.8
Margin %	*32.8%*	*27.7%*	*25.9%*	*25.3%*
EBITDA [1]	**$11.4**	**$7.3**	**$5.9**	**$4.4**
Margin %	*14.5%*	*8.3%*	*6.4%*	*4.8%*

Source: 10K and 10Q filed on April 25, 2011.

(1) Excludes corporate and other.

Company Overview

Distribution Segment

- The Distribution Segment is responsible for the distribution and marketing of surveillance and safety products and solutions through its network of distribution offices across China
  - The network of offices covers most of China's populated areas and does not rely on any particular region
- The Distribution Segment sells surveillance and safety products, including intrusion, access control, DVR, CCTV, and video management systems
  - This segment acts as a distributor for both CSST products and other international and Chinese brands
- The Distribution Segment operates through three divisions including CSSD, Cheng Feng, and Guanling

Segment Financial Results

($ in millions)	FYE December 31,			LTM
	2008A	**2009A**	**2010A**	**3/31/2011**
Revenue	37.2	51.0	54.5	48.0
Growth %	-	*37.0%*	*7.0%*	-
Cost of Sales	27.5	43.9	45.9	40.2
Gross Profit	9.7	7.0	8.7	7.8
Margin %	*26.0%*	*13.8%*	*15.9%*	*16.2%*
EBITDA [1]	**$2.3**	**($0.2)**	**$1.5**	**$1.1**
Margin %	*6.3%*	*(0.5%)*	*2.8%*	*2.3%*

Source: 10K and 10Q filed on April 25, 2011.
(1) Excludes corporate and other.

Company Overview

Service Segment

- The Service Segment offers a full range of surveillance and safety services, including network alarm response services, safety and surveillance products and solutions post-sale, maintenance services, software upgrading services, project integration services, security guard services, safety and surveillance consulting services, and safety and surveillance trustee services
- The Service Segment was established in 2009 and began reporting as a reportable segment on April 1, 2010
- The Company plans to develop this segment into a major surveillance and safety customer services center for the industry

Segment Financial Results

($ in millions)	FYE December 31,			LTM
	2008A	2009A	2010A	3/31/2011
Revenue	-	-	10.2	10.4
Growth %	-	-	-	-
Cost of Sales	-	-	8.0	8.2
Gross Profit	-	-	2.2	2.3
Margin %			21.9%	21.7%
EBITDA [(1)]	-	-	**$0.9**	**$0.1**
Margin %	-	-	9.1%	0.8%

Source: 10K and 10Q filed on April 25, 2011.
(1) Excludes corporate and other.

Valuation Summary

Imperial Capital

Valuation Summary

Methodologies

- Imperial Capital's approach to assessing CSST utilizes several methodologies:
  - *Selected Transaction Analysis*
    - An analysis in which the value of a company is estimated by applying indicative acquisition multiples paid or to be paid in recent M&A transactions involving companies that Imperial Capital believes to possess similar characteristics, including lines of business and financial profiles, to the relevant financial metric and segment of the company
  - *Selected Company Analysis*
    - An analysis in which the value of a company is estimated by applying indicative trading multiples of publicly traded companies that Imperial Capital believes to possess similar characteristics, including lines of business and financial profiles, to the relevant financial metric and segment of the company
  - *Discounted Cash Flow ("DCF") Analysis*
    - An analysis in which the value of a company is estimated based on the sum of the present value of the company's unlevered discounted free cash flow for a forecasted period and the company's terminal, or residual value, at the end of the forecast period
  - *Leveraged Buyout ("LBO") Analysis*
    - An analysis in which the value of a company is estimated by calculating an enterprise value that yields an equity internal rate of return of ~25% (expected return that private equity investors typically target for transactions of this size)
- Imperial Capital also considered various other facts and data including:
  - *LTM Trading Range*
    - High and low trading prices for CSST over the past twelve months
  - *Premiums Paid Analysis*
    - An analysis in which premiums paid per share of stock in selected change of control transactions are examined
  - *Potential Suitor A*
    - On April 19, 2011, Potential Suitor A, an international provider of security products and services, submitted a non-binding indication of interest to purchase 75% of CSST based on an enterprise value of $750 to $800 million, or $5.68 to $6.24 per share

Valuation Summary

Summary

- The following table outlines the results of a selection of the various valuation methodologies and data points that Imperial Capital deemed relevant to examining the consideration to be received by shareholders (other than specified parties) from a financial point of view

Valuation Summary – Per Share Valuation



$4.10
Market Value
March 8, 2011
$6.50
Current Offer
1-Year Trading Day Range
$4.02
$6.31
Selected Transaction Analysis
LTM 3/31/11A Revenue
$5.36
$6.84
LTM 3/31/11A EBITDA
$7.39
$8.69
Selected Company Analysis
LTM 3/31/11A Revenue
$2.15
$3.63
LTM 3/31/11A FCF (1) (2)
LTM 3/31/11A EBITDA
$5.97
$7.28
2011P Revenue
$3.59
$5.52
2011P FCF (1) (3)
2011P EBITDA
$8.84
$10.63
Discounted Cash Flow Analysis
$5.31
$7.53
Leveraged Buyout Analysis
$5.40
$6.06
Potential Suitor A IOI
$5.68
$6.24
$0.00
$3.00
$6.00
$9.00
$12.00

(1) Free Cash Flow defined as EBITDA less changes in working capital less capital expenditures.
(2) 3/31/11A LTM FCF is negative, resulting in the calculation of a negative equity value utilizing this financial analysis methodology.
(3) 2011P FCF is negative, resulting in the calculation of a negative equity value utilizing this financial analysis methodology.

Valuation Summary

Selected Transaction Analysis

- Due to the diverse nature of the divisions of the Company, the following weighting was applied to the respective segments based on the Company's LTM 3/31/11A Revenue mix

Calculated Valuation Range – LTM 3/31/11A Revenue

($ in millions)

Segment	LTM 3/31/11A Revenue	Market Multiple Range Low	Market Multiple Range Mid	Market Multiple Range High	Implied Valuation Range Low	Implied Valuation Range Mid	Implied Valuation Range High
Installation [1]	$515.0	1.12x	1.22x	1.32x	$576.8	$628.3	$679.8
Weight %	*77.6%*						
Manufacturing [2]	90.2	1.35x	1.45x	1.55x	121.7	130.8	139.8
Weight %	*13.6%*						
Distribution [3]	48.0	0.28x	0.38x	0.48x	13.3	18.1	22.9
Weight %	*7.2%*						
Services [4]	10.4	0.93x	1.03x	1.13x	9.7	10.8	11.8
Weight %	*1.6%*						
Corporate / Non Cash Compensation [5]	-	1.09x	1.19x	1.29x	-	-	-
Weight %	*0.0%*						
Total	**$663.6**	**1.09x**	**1.19x**	**1.29x**	**$721.6**	**$787.9**	**$854.3**
(+) Cash					278.7	278.7	278.7
(-) Noncontrolling Interest					0.0	0.0	0.0
(-) Debt					(519.0)	(519.0)	(519.0)
Implied Equity Value Range					**$481.3**	**$547.7**	**$614.0**
Basic Shares Outstanding					89.7	89.7	89.7
In-the-Money Warrants Outstanding [6]					-	-	-
Fully Diluted Shares Outstanding					89.7	89.7	89.7
Implied Equity Value per Share					**$5.36**	**$6.10**	**$6.84**

(1) Market multiple range based on mean of selected integration & services transactions.
(2) Market multiple range based on mean of selected manufacturing transactions.
(3) Market multiple range based on mean of selected distribution transactions.
(4) Market multiple range based on mean of selected integration & services, manufacturing and distribution transactions.
(5) Market multiple range based on weighted average of segment average multiples.
(6) Calculated using the treasury stock method.

Valuation Summary

Selected Transaction Analysis

- Due to the diverse nature of the divisions of the Company, the following weighting was applied to the respective segments based on the Company's LTM 3/31/11A EBITDA mix

Calculated Valuation Range – LTM 3/31/11A EBITDA

($ in millions)

Segment	LTM 3/31/11A EBITDA	Market Multiple Range Low	Market Multiple Range Mid	Market Multiple Range High	Implied Valuation Range Low	Implied Valuation Range Mid	Implied Valuation Range High
Installation [1]	$150.4	7.6x	8.1x	8.6x	$1,137.4	$1,212.6	$1,287.9
Weight %	*128.3%*						
Manufacturing [2]	4.4	12.0x	12.5x	13.0x	52.2	54.4	56.6
Weight %	*3.7%*						
Distribution [3]	1.1	10.0x	10.5x	11.0x	11.0	11.6	12.1
Weight %	*0.9%*						
Services [4]	0.1	9.2x	9.7x	10.2x	0.8	0.8	0.9
Weight %	*0.1%*						
Corporate / Non Cash Compensation [5]	(38.8)	7.7x	8.2x	8.7x	(298.6)	(317.9)	(337.3)
Weight %	*-33.1%*						
Total	**$117.2**	**7.7x**	**8.2x**	**8.7x**	**$902.9**	**$961.5**	**$1,020.1**
(+) Cash					278.7	278.7	278.7
(-) Noncontrolling Interest					0.0	0.0	0.0
(-) Debt					(519.0)	(519.0)	(519.0)
Implied Equity Value Range					**$662.6**	**$721.2**	**$779.9**
Basic Shares Outstanding					89.7	89.7	89.7
In-the-Money Warrants Outstanding [6]					-	-	-
Fully Diluted Shares Outstanding					89.7	89.7	89.7
Implied Equity Value per Share					**$7.39**	**$8.04**	**$8.69**

(1) Market multiple range based on mean of selected integration & services transactions.
(2) Market multiple range based on mean of selected manufacturing transactions.
(3) Market multiple range based on mean of selected distribution transactions.
(4) Market multiple range based on mean of selected integration & services, manufacturing and distribution transactions.
(5) Market multiple range based on weighted average of segment average multiples.
(6) Calculated using the treasury stock method.

Valuation Summary

Selected Company Analysis

- Due to the diverse nature of the divisions of the Company, certain allocations were made to the weighting of selected company multiples (outlined on the following pages)
- Although no perfectly analogous publicly traded companies exist, Imperial Capital has selected a number of companies in the following universes due to similar sizes, lines of business and/or customer focuses when valuing the Installation, Manufacturing and Distribution Segments
  - Due to the relatively small size of the Service Segment, a blended average of all of the companies listed below was considered
- For selected manufacturing public companies, only those companies trading on North American or European exchanges with revenues of less than $200 million were selected

Installation

Security Systems Integrators

- Tyco International Ltd.
- Diebold, Incorporated
- Niscayah Group AB

Diversified Contractors

- EMCOR Group Inc.
- Black Box Corp.
- Layne Christensen Co.
- Orion Marine Group, Inc.

Manufacturing

- China Fire & Security Group, Inc.
- Napco Security Technologies, Inc.
- Visonic Group
- March Networks Corporation
- Digital Ally Inc.
- Cantronic Systems, Inc.
- Vicon Industries Inc.

Distribution

- Anixter International Inc.
- Ingram Micro Inc.
- Tech Data Corp.
- ScanSource, Inc.

Valuation Summary

Selected Company Analysis

Calculated Valuation Range – LTM 3/31/11A Revenue

($ in millions)

Segment	LTM 3/31/11A Revenue	Market Multiple Range Low	Market Multiple Range Mid	Market Multiple Range High	Implied Valuation Range Low	Implied Valuation Range Mid	Implied Valuation Range High
Installation [1]	$515.0	0.67x	0.77x	0.87x	$346.0	$397.5	$449.0
Weight %	*77.6%*						
Manufacturing [2]	90.2	0.79x	0.89x	0.99x	71.5	80.5	89.6
Weight %	*13.6%*						
Distribution [3]	48.0	0.19x	0.29x	0.39x	9.2	14.0	18.8
Weight %	*7.2%*						
Services [4]	10.4	0.61x	0.71x	0.81x	6.4	7.4	8.5
Weight %	*1.6%*						
Corporate / Non Cash Compensation [5]	-	0.65x	0.75x	0.85x	-	-	-
Weight %	*0.0%*						
Total	**$663.6**	**0.65x**	**0.75x**	**0.85x**	**$433.1**	**$499.5**	**$565.8**
(+) Cash					278.7	278.7	278.7
(-) Noncontrolling Interest					0.0	0.0	0.0
(-) Debt					(519.0)	(519.0)	(519.0)
Implied Equity Value Range					**$192.9**	**$259.2**	**$325.6**
Basic Shares Outstanding					89.7	89.7	89.7
In-the-Money Warrants Outstanding [6]					-	-	-
Fully Diluted Shares Outstanding					89.7	89.7	89.7
Implied Equity Value per Share					**$2.15**	**$2.89**	**$3.63**

(1) Market multiple range based on mean of selected integration & services companies.
(2) Market multiple range based on mean of selected manufacturing companies.
(3) Market multiple range based on mean of selected distribution companies.
(4) Market multiple range based on mean of selected integration & services, manufacturing and distribution companies.
(5) Market multiple range based on weighted average of segment average multiples.
(6) Calculated using the treasury stock method.

Valuation Summary

Selected Company Analysis

- Free Cash Flow defined as EBITDA less changes in working capital less capital expenditures
- Since CSST working capital and capital expenditure information is not available for each segment, the most appropriate companies to use are the security system integrators given CSST's revenue mix

Calculated Valuation Range – LTM 3/31/11A FCF

($ in millions)

Segment	LTM 3/31/11A FCF	Market Multiple Range Low	Market Multiple Range Mid	Market Multiple Range High	Implied Valuation Range Low	Implied Valuation Range Mid	Implied Valuation Range High
Free Cash Flow[1] [2]	**($232.3)**	**10.6x**	**11.1x**	**11.6x**	**NM**	**NM**	**NM**
(+) Cash					278.7	278.7	278.7
(-) Noncontrolling Interest					0.0	0.0	0.0
(-) Debt					(519.0)	(519.0)	(519.0)
Implied Equity Value Range					**NM**	**NM**	**NM**
Basic Shares Outstanding					89.7	89.7	89.7
In-the-Money Warrants Outstanding[3]					-	-	-
Fully Diluted Shares Outstanding					89.7	89.7	89.7
Implied Equity Value per Share					**NM**	**NM**	**NM**

(1) Free Cash Flow defined as EBITDA less changes in working capital less capital expenditures.
(2) Market multiple range based on mean of selected security systems integrator companies.
(3) Calculated using the treasury stock method.

Valuation Summary

Selected Company Analysis

Calculated Valuation Range – LTM 3/31/11A EBITDA

($ in millions)

Segment	LTM 3/31/11A EBITDA	Market Multiple Range Low	Market Multiple Range Mid	Market Multiple Range High	Implied Valuation Range Low	Implied Valuation Range Mid	Implied Valuation Range High
Installation[1]	$150.4	6.6x	7.1x	7.6x	$986.9	$1,062.1	$1,137.4
Weight %	*128.3%*						
Manufacturing[2]	4.4	8.6x	9.1x	9.6x	37.4	39.6	41.8
Weight %	*3.7%*						
Distribution[3]	1.1	7.1x	7.6x	8.1x	7.8	8.4	8.9
Weight %	*0.9%*						
Services[4]	0.1	7.0x	7.5x	8.0x	0.6	0.6	0.7
Weight %	*0.1%*						
Corporate / Non Cash Compensation[5]	(38.8)	6.6x	7.1x	7.6x	(256.6)	(276.0)	(295.4)
Weight %	*-33.1%*						
Total	**$117.2**	**6.6x**	**7.1x**	**7.6x**	**$776.1**	**$834.7**	**$893.4**
(+) Cash					278.7	278.7	278.7
(-) Noncontrolling Interest					0.0	0.0	0.0
(-) Debt					(519.0)	(519.0)	(519.0)
Implied Equity Value Range					**$535.9**	**$594.5**	**$653.1**
Basic Shares Outstanding					89.7	89.7	89.7
In-the-Money Warrants Outstanding[6]					-	-	-
Fully Diluted Shares Outstanding					89.7	89.7	89.7
Implied Equity Value per Share					**$5.97**	**$6.63**	**$7.28**

(1) Market multiple range based on mean of selected integration & services companies.
(2) Market multiple range based on mean of selected manufacturing companies.
(3) Market multiple range based on mean of selected distribution companies.
(4) Market multiple range based on mean of selected integration & services, manufacturing and distribution companies.
(5) Market multiple range based on weighted average of segment average multiples.
(6) Calculated using the treasury stock method.

Valuation Summary

Selected Company Analysis

Calculated Valuation Range – 2011P Revenue

($ in millions)

Segment	2011P Revenue	Market Multiple Range Low	Market Multiple Range Mid	Market Multiple Range High	Implied Valuation Range Low	Implied Valuation Range Mid	Implied Valuation Range High
Installation [1]	$687.4	0.66x	0.76x	0.86x	$455.8	$524.6	$593.3
Weight %	*79.2%*						
Manufacturing [2]	103.0	0.86x	0.96x	1.06x	89.0	99.3	109.6
Weight %	*11.9%*						
Distribution [3]	66.5	0.16x	0.26x	0.36x	10.7	17.3	24.0
Weight %	*7.7%*						
Services [4]	11.2	0.60x	0.70x	0.80x	6.7	7.8	9.0
Weight %	*1.3%*						
Corporate / Non Cash Compensation [5]	-	0.65x	0.75x	0.85x	-	-	-
Weight %	*0.0%*						
Total	**$868.1**	**0.65x**	**0.75x**	**0.85x**	**$562.3**	**$649.1**	**$735.9**
(+) Cash					278.7	278.7	278.7
(-) Noncontrolling Interest					0.0	0.0	0.0
(-) Debt					(519.0)	(519.0)	(519.0)
Implied Equity Value Range					**$322.0**	**$408.8**	**$495.6**
Basic Shares Outstanding					89.7	89.7	89.7
In-the-Money Warrants Outstanding [6]					-	-	-
Fully Diluted Shares Outstanding					89.7	89.7	89.7
Implied Equity Value per Share					**$3.59**	**$4.56**	**$5.52**

(1) Market multiple range based on mean of selected integration & services companies.

(2) Market multiple range based on mean of selected manufacturing companies.

(3) Market multiple range based on mean of selected distribution companies.

(4) Market multiple range based on mean of selected integration & services, manufacturing and distribution companies.

(5) Market multiple range based on weighted average of segment average multiples.

(6) Calculated using the treasury stock method.

Valuation Summary

Selected Company Analysis

- Free Cash Flow defined as EBITDA less changes in working capital less capital expenditures
- Since CSST working capital and capital expenditure information is not available for each segment, the most appropriate companies to use are the security system integrators given CSST's revenue mix

Calculated Valuation Range – 2011P FCF

($ in millions)

	2011P	Market Multiple Range			Implied Valuation Range		
Segment	FCF (1)	Low	Mid	High	Low	Mid	High
Free Cash Flow (2) (3)	**($3.3)**	**14.3x**	**14.8x**	**15.3x**	**NM**	**NM**	**NM**
(+) Cash					278.7	278.7	278.7
(-) Noncontrolling Interest					0.0	0.0	0.0
(-) Debt					(519.0)	(519.0)	(519.0)
Implied Equity Value Range					**NM**	**NM**	**NM**
Basic Shares Outstanding					89.7	89.7	89.7
In-the-Money Warrants Outstanding (4)					-	-	-
Fully Diluted Shares Outstanding					89.7	89.7	89.7
Implied Equity Value per Share					**NM**	**NM**	**NM**

(1) 2011P Capital Expenditures excludes $60 million expense for anticipated new building.
(2) Free Cash Flow defined as EBITDA less changes in working capital less capital expenditures.
(3) Market multiple range based on mean of selected security systems integrator companies.
(4) Calculated using the treasury stock method.

Valuation Summary

Selected Company Analysis

Calculated Valuation Range – 2011P EBITDA

($ in millions)

Segment	2011P EBITDA	Market Multiple Range Low	Market Multiple Range Mid	Market Multiple Range High	Implied Valuation Range Low	Implied Valuation Range Mid	Implied Valuation Range High
Installation[1]	$189.0	6.3x	6.8x	7.3x	$1,197.8	$1,292.4	$1,386.9
Weight %	*117.0%*						
Manufacturing[2]	9.3	7.7x	8.2x	8.7x	71.8	76.5	81.1
Weight %	*5.7%*						
Distribution[3]	3.3	6.0x	6.5x	7.0x	19.8	21.5	23.1
Weight %	*2.1%*						
Services[4]	1.0	6.6x	7.1x	7.6x	6.7	7.2	7.7
Weight %	*0.6%*						
Corporate / Non Cash Compensation[5]	(41.1)	6.4x	6.9x	7.4x	(263.0)	(283.6)	(304.1)
Weight %	*-25.5%*						
Total	**$161.5**	**6.4x**	**6.9x**	**7.4x**	**$1,033.1**	**$1,113.9**	**$1,194.6**
(+) Cash					278.7	278.7	278.7
(-) Noncontrolling Interest					0.0	0.0	0.0
(-) Debt					(519.0)	(519.0)	(519.0)
Implied Equity Value Range					**$792.8**	**$873.6**	**$954.4**
Basic Shares Outstanding					89.7	89.7	89.7
In-the-Money Warrants Outstanding[6]					0.0	0.0	0.0
Fully Diluted Shares Outstanding					89.7	89.7	89.7
Implied Equity Value per Share					**$8.84**	**$9.74**	**$10.63**

(1) Market multiple range based on mean of selected integration & services companies.
(2) Market multiple range based on mean of selected manufacturing companies.
(3) Market multiple range based on mean of selected distribution companies.
(4) Market multiple range based on mean of selected integration & services, manufacturing and distribution companies.
(5) Market multiple range based on weighted average of segment average multiples.
(6) Calculated using the treasury stock method.

Valuation Summary

Potential Suitor A Indication of Interest

- On April 19, 2011, Potential Suitor A submitted a non-binding indication of interest to purchase 75% of CSST based on an enterprise value of $750 to $800 million, or $5.68 to $6.24 per share

Valuation Range

($ in millions)

Segment	LTM 3/31/11A Revenue	Multiple Range Low	Multiple Range Mid	Multiple Range High	Implied Valuation Range Low	Implied Valuation Range Mid	Implied Valuation Range High
Implied Enterprise Value	$663.6	1.13x	1.17x	1.21x	$750.0	$775.0	$800.0
(+) Cash					278.7	278.7	278.7
(-) Noncontrolling Interest					0.0	0.0	0.0
(-) Debt					(519.0)	(519.0)	(519.0)
Implied Equity Value Range					$509.7	$534.7	$559.7
Basic Shares Outstanding					89.7	89.7	89.7
In-the-Money Warrants Outstanding (1)					-	-	-
Fully Diluted Shares Outstanding					89.7	89.7	89.7
Implied Equity Value per Share					$5.68	$5.96	$6.24

Segment	LTM 3/31/11A EBITDA	Multiple Range Low	Multiple Range Mid	Multiple Range High	Implied Valuation Range Low	Implied Valuation Range Mid	Implied Valuation Range High
Implied Enterprise Value	$117.2	6.4x	6.6x	6.8x	$750.0	$775.0	$800.0
(+) Cash					278.7	278.7	278.7
(-) Noncontrolling Interest					0.0	0.0	0.0
(-) Debt					(519.0)	(519.0)	(519.0)
Implied Equity Value Range					$509.7	$534.7	$559.7
Basic Shares Outstanding					89.7	89.7	89.7
In-the-Money Warrants Outstanding (1)					-	-	-
Fully Diluted Shares Outstanding					89.7	89.7	89.7
Implied Equity Value per Share					$5.68	$5.96	$6.24

(1) Calculated using the treasury stock method.

Valuation Summary

Discounted Cash Flow Analysis

Summary

WACC	Terminal EBITDA Multiple 6.1x	6.6x	7.1x	7.6x	8.1x
	Equity Value Per Share				
12.5%	$5.81	$6.55	$7.29	$8.03	$8.77
13.5%	$5.41	$6.12	$6.83	$7.53	$8.24
14.5%	$5.02	$5.70	$6.38	$7.06	$7.74
15.5%	$4.66	$5.31	$5.96	$6.61	$7.26
16.5%	$4.31	$4.93	$5.56	$6.18	$6.81

Key Assumptions / Observations

- Financial performance based on Management assumptions
- WACC range: 12.5% to 16.5% (1)
- Terminal EBITDA multiple range: 6.1x to 8.1x (2)
- Assumed valuation date: 3/31/11
- **Terminal value represents 106.8% and 108.0% of high and low shaded equity value per share figures**

Projected Unlevered Free Cash Flow

($ in millions)

	9 mos. Ended 12/31/11	Projected 2012P	2013P	2014P	2015P
Net Revenue	$769.0	$1,019.3	$1,163.1	$1,301.4	$1,398.7
Growth %		*32.5%*	*14.1%*	*8.0%*	*8.0%*
EBITDA	150.4	181.5	196.2	213.6	235.7
Margin %	*19.6%*	*17.8%*	*16.9%*	*16.9%*	*16.9%*
EBIT	132.5	157.3	169.6	184.3	205.3
Margin %	*17.2%*	*15.4%*	*14.6%*	*14.2%*	*14.7%*
Taxes	25.2	34.6	42.4	46.1	51.3
Tax Rate % (3)	*19.0%*	*22.0%*	*25.0%*	*25.0%*	*25.0%*
Unlevered Net Income	$107.3	$122.7	$127.2	$138.2	$153.9
(+) Depreciation & Amortization	18.0	24.2	26.6	29.3	30.4
(-) Capital Expenditures	(79.6)	(28.3)	(30.1)	(16.9)	(18.2)
(+/-) Changes in Working Capital	(158.1)	(134.4)	(132.5)	(114.0)	(80.2)
Unlevered Free Cash Flow	**($112.4)**	**($15.8)**	**($8.8)**	**$36.6**	**$86.0**

Source: Company management.
(1) See WACC calculation in appendix.
(2) The mid-point of the multiple range is based on the weighted EV / LTM 3/31/11A EBITDA multiple from selected company analysis.
(3) Tax rate per Company management guidance on April 26, 2011 diligence call.

Valuation Summary

Leveraged Buyout Analysis

Summary

($ in millions)	Implied Valuation Range		
	Low	Mid	High
Total Debt Multiple	4.0x	4.0x	4.0x
Senior Debt Multiple	3.0x	3.0x	3.0x
Equity Percentage	35.3%	37.7%	40.2%
Equity IRR	27.5%	25.0%	22.5%
Implied Enterprise Value	$724.7	$752.6	$784.1
(+) Cash	$278.7	$278.7	$278.7
(-) Noncontrolling Interest	0.0	0.0	0.0
(-) Debt	(519.0)	(519.0)	(519.0)
Implied Equity Value Range	**$484.4**	**$512.3**	**$543.8**
Basic Shares Outstanding	89.7	89.7	89.7
In-the-Money Warrants Outstanding	-	-	-
Fully Diluted Shares Outstanding	89.7	89.7	89.7
Implied Equity Value per Share	**$5.40**	**$5.71**	**$6.06**

Key Assumptions

- Financial performance based on Management assumptions
- Purchase multiple: 7.1x (1)
- Exit multiple: 7.1x (1)
- Assumed valuation date: 3/31/11
- Company estimated effective tax rate: 19%-25%
- Target equity return of 22.5% to 27.5%
- Senior Debt Interest Rate: 7.0%, 3.0x leverage
- Subordinated Debt Interest Rate: 13.0%, 1.0x leverage

LBO Income Statement and Cash Flow

($ in millions)	9 Mos. Ended 12/31/11	2012	2013	2014	2015
Revenue	$769.0	$1,019.3	$1,163.1	$1,301.4	$1,398.7
Operating Income (EBIT)	**$132.5**	**$157.3**	**$169.6**	**$184.3**	**$205.3**
Interest Expense	41.7	49.4	53.9	56.8	55.5
EBT	**$90.7**	**$107.9**	**$115.7**	**$127.5**	**$149.8**
Tax Expense	25.2	34.6	42.4	46.1	51.3
Net Income	**$65.6**	**$73.3**	**$73.3**	**$81.4**	**$98.4**
Add: Depreciation and Amortization	18.0	24.2	26.6	29.3	30.4
Subtract: Increase in Working Capital	(79.6)	(28.3)	(30.1)	(16.9)	(18.2)
Subtract: Capital Expenditures	(158.1)	(134.4)	(132.5)	(114.0)	(80.2)
Free Cash Flow	**($154.2)**	**($65.2)**	**($62.7)**	**($20.2)**	**$30.5**

(1) The purchase and exit multiple is based on the weighted average EV / LTM 3/31/11A EBITDA multiple from the selected company analysis.

Premiums Paid Analysis

Imperial Capital

Premiums Paid Analysis

The following table summarizes the implied per share consideration's premium to the CSST price at various historical dates

Premiums Paid Summary

Per Share Consideration	$6.50		
	Price	**Premium**	**Notes**
Market Price as of 1/28/11	**$4.97**	**30.8%**	
30-Day Prior	$4.58	41.9%	**Price before CSST *Announced its Chairman's Interest in Developing a "Going Private" Proposal***
60-Day Prior	$4.65	39.8%	
90-Day Prior	$4.97	30.8%	
180-Day Prior	$5.40	20.4%	
Market Price as of 3/8/11	**$4.10**	**58.5%**	
30-Day Prior	$4.81	35.1%	**Price before CSST *Announced Receipt of Non-Binding "Going Private" Proposal at $6.50 Per Share***
60-Day Prior	$4.97	30.8%	
90-Day Prior	$4.98	30.5%	
180-Day Prior	$5.67	14.6%	
Market Price as of 4/29/11	**$5.38**	**20.8%**	
30-Day Prior	$4.58	41.9%	
60-Day Prior	$4.65	39.8%	**Recent price**
90-Day Prior	$4.97	30.8%	
180-Day Prior	$5.40	20.4%	

Note: Based on trading days.

Premiums Paid Analysis

Control Premium Study

- A control premium is defined as the additional consideration that an investor would pay over a marketable minority equity value (i.e., current, publicly traded stock prices) in order to own a controlling interest in the equity of a company
- The table below summarizes the control premiums which were paid in deals domiciled in either China or the United States that have been announced since April 1, 2009

Control Premium Study Summary – US and China Deals

	All			Premium Between 0% and 200%		
	# of Deals	Median Premium (1)	Average Premium (1)	# of Deals	Median Premium (1)	Average Premium (1)
1st Quarter 2011	8	32.2%	30.1%	7	37.5%	34.5%
4th Quarter 2010	50	44.8%	60.8%	43	46.3%	56.2%
3rd Quarter 2010	48	43.1%	55.3%	47	43.4%	56.5%
2nd Quarter 2010	48	33.3%	42.8%	45	33.7%	43.1%
1st Quarter 2010	39	32.1%	36.0%	34	36.1%	46.9%
4th Quarter 2009	36	28.8%	38.4%	33	31.0%	43.4%
3rd Quarter 2009	30	36.3%	49.1%	27	32.7%	38.3%
2nd Quarter 2009	41	35.7%	40.8%	37	36.3%	49.3%
Average		**36.1%**	**46.2%**		**37.7%**	**48.1%**
Implied CSST Share Price (2)		**$5.58**	**$5.99**		**$5.64**	**$6.07**

Source: Thomson One.

Search Criteria: All U.S. and China public acquisitions announced since April 1, 2009 with an enterprise value less than $2 billion.

(1) Premium based on target share price day prior to announcement.

(2) Based on CSST share price of $4.10 on March 8, 2011.

Appendices

Imperial Capital

Selected Company Analysis

Imperial Capital

Selected Company Analysis

Selected Company Analysis – Trading Metrics

($ in millions, except per share data)

				Financial Metric				Enterprise Value /				
Company Name	**Price 4/29/11**	**Market Value**	**Enterprise Value**	**LTM Revenue**	**2011E Revenue**	**LTM EBITDA**	**2011E EBITDA**	**LTM Revenue**	**2011E Revenue**	**LTM EBITDA**	**2011E EBITDA**	**Total Leverage**
Manufacturing												
China Fire & Security Group, Inc.	$6.96	$194	$166	$80	$92	$18	$19	2.1x	1.8x	9.0x	8.8x	0.0x
Napco Security Technologies, Inc.	2.18	42	65	70	81	(0)	NA	0.9x	0.8x	NM	NA	NM
Visonic Group	1.17	49	49	82	NA	5	NA	0.6x	NA	9.2x	NA	0.0x
March Networks Corporation	4.37	77	38	96	106	(8)	5	0.4x	0.4x	NM	7.9x	0.0x
Digital Ally Inc.	1.37	22	23	25	29	(3)	3	0.9x	0.8x	NM	7.7x	NM
Cantronic Systems, Inc.	0.22	21	23	19	21	1	3	1.2x	1.1x	NM	8.6x	4.0x
Vicon Industries Inc.	4.90	22	8	49	NA	(1)	NA	0.2x	NA	NM	NA	0.0x
				Mean - Manufacturing				**0.9x**	**1.0x**	**9.1x**	**8.2x**	**0.8x**
				Median - Manufacturing				**0.9x**	**0.8x**	**9.1x**	**8.3x**	**0.0x**
CSST (Market Price)	**5.38**	**483**	**723**	**664**	**868**	**117**	**162**	**1.1x**	**0.8x**	**6.2x**	**4.5x**	**4.4x**
CSST (Current Offer Price)	**6.50**	**583**	**823**	**664**	**868**	**117**	**162**	**1.2x**	**0.9x**	**7.0x**	**5.1x**	**4.4x**

Source: SEC Filings, Capital IQ and Bloomberg.

Selected Company Analysis

Selected Company Analysis – Operating Results

($ in millions)

Company Name	LTM Operating Results and Margins							Revenue Growth		
	Revenue	Gross Profit	% Margin	EBITDA	% Margin	EBIT	% Margin	2010	2011	2012
Manufacturing										
China Fire & Security Group, Inc.	$80	$41	51.6%	$18	23.0%	$18	21.9%	-1.5%	14.7%	20.0%
Napco Security Technologies, Inc.	70	15	22.0%	(0)	-0.3%	(3)	-3.9%	-2.6%	20.0%	10.9%
Visonic Group	82	38	46.6%	5	6.5%	6	7.1%	NA	NA	NA
March Networks Corporation	96	39	40.9%	(8)	-8.3%	(13)	-13.4%	0.6%	24.2%	3.5%
Digital Ally Inc.	25	12	48.1%	(3)	-11.9%	(4)	-15.0%	-4.4%	15.0%	20.7%
Cantronic Systems, Inc.	19	9	46.2%	1	5.7%	(1)	-2.9%	NM	44.6%	98.5%
Vicon Industries Inc.	49	21	41.9%	(1)	-1.7%	(2)	-3.2%	-19.5%	NA	NA
Mean - Manufacturing	**60**	**25**	**42.5%**	**2**	**1.9%**	**0**	**-1.4%**	**-5.5%**	**23.7%**	**30.7%**
Median - Manufacturing	**70**	**21**	**46.2%**	**(0)**	**-0.3%**	**(2)**	**-3.2%**	**-2.6%**	**20.0%**	**20.0%**
CSST	**664**	**192**	**28.9%**	**117**	**17.7%**	**105**	**15.8%**	**17.9%**	**26.8%**	**17.4%**

Source: SEC Filings, Capital IQ and Bloomberg.

Selected Company Analysis

Selected Company Analysis – Trading Metrics

($ in millions, except per share data)

				Financial Metric						Enterprise Value /						
Company Name	Price 4/29/11	Market Value	Enterprise Value	LTM Revenue	2011E Revenue	LTM EBITDA	2011E EBITDA	LTM FCF [1]	2011E FCF [1][2]	LTM Revenue	2011E Revenue	LTM EBITDA	2011E EBITDA	LTM FCF	2011E FCF	Total Leverage
Security Systems Integrators																
Tyco International Ltd.	$48.74	$22,856	$25,153	$17,138	$17,275	$3,119	$3,354	$2,351	$1,441	1.5x	1.5x	8.1x	7.5x	10.7x	17.5x	1.3x
Diebold, Incorporated	33.80	2,223	2,217	2,824	2,898	263	259	190	141	0.8x	0.8x	8.4x	8.6x	11.7x	15.7x	2.2x
Niscayah Group AB	2.06	749	917	1,086	1,032	91	102	83	82	0.8x	0.9x	10.0x	9.0x	11.1x	11.1x	2.3x
				Mean						1.0x	1.0x	8.8x	8.4x	11.1x	14.8x	1.9x
				Median						0.8x	0.9x	8.4x	8.6x	11.1x	15.7x	2.2x
Diversified Contractors																
EMCOR Group Inc.	$31.00	$2,072	$1,523	$5,121	$5,509	$264	$259			0.3x	0.3x	5.8x	5.9x	-	-	0.6x
Black Box Corp.	34.94	621	791	1,057	1,119	120	129			0.7x	0.7x	6.6x	6.1x	-	-	1.7x
Layne Christensen Co.	29.76	582	550	1,026	1,072	96	92			0.5x	0.5x	5.8x	5.9x	-	-	NM
Orion Marine Group, Inc	10.33	279	256	353	347	54	53			0.7x	0.7x	4.8x	4.8x	-	-	0.0x
				Mean						0.6x	0.6x	5.7x	5.7x	-	-	0.7x
				Median						0.6x	0.6x	5.8x	5.9x	-	-	0.6x
				Mean - Integration & Services						0.8x	0.8x	7.1x	6.8x	11.1x	14.8x	1.3x
				Median - Integration & Services						0.7x	0.7x	6.6x	6.1x	11.1x	15.7x	1.5x
CSST (Market Price)	5.38	483	723	664	868	117	162			1.1x	0.8x	6.2x	4.5x	NM	NM	4.4x
CSST (Current Offer Price)	6.50	583	823	664	868	117	162			1.2x	0.9x	7.0x	5.1x	NM	NM	4.4x

Source: SEC Filings, CapitalIQ and Bloomberg

(1) Free Cash Flow defined as EBITDA less changes in working capital less capital expenditures. Projected changes in working capital from analyst research reports.

(2) Projected changes in working capital and projected capital expenditures from analyst research reports. Tyco 2011E FCF assumes a ($396) change in working capital.

Selected Company Analysis

Selected Company Analysis – Operating Results

($ in millions, except per share data)

	LTM Operating Results and Margins							Revenue Growth		
Company Name	**Revenue**	**Gross Profit**	**% Margin**	**EBITDA**	**% Margin**	**EBIT**	**% Margin**	**2010**	**2011**	**2012**
Security Systems Integrators										
Tyco International Ltd.	$17,138	$6,427	37.5%	$3,119	18.2%	$1,836	10.7%	0.8%	1.5%	3.4%
Diebold, Incorporated	2,824	721	25.5%	263	9.3%	194	6.9%	3.9%	2.6%	3.2%
Niscayah Group AB	1,086	372	34.3%	91	8.4%	66	6.1%	-7.5%	4.7%	4.9%
Mean	**7,016**	**2,507**	**32.4%**	**1,158**	**12.0%**	**699**	**7.9%**	**-0.9%**	**3.0%**	**3.8%**
Median	**2,824**	**721**	**34.3%**	**263**	**9.3%**	**194**	**6.9%**	**0.8%**	**2.6%**	**3.4%**
Diversified Contractors										
EMCOR Group Inc.	$5,121	$720	14.1%	$264	5.1%	$222	4.3%	-7.7%	7.6%	8.4%
Black Box Corp.	1,057	355	33.6%	120	11.4%	97	9.2%	-3.8%	16.4%	1.3%
Layne Christensen Co.	1,026	238	23.2%	96	9.3%	42	4.1%	-14.1%	23.7%	7.2%
Orion Marine Group, Inc	353	65	18.5%	54	15.2%	34	9.7%	20.3%	-1.7%	6.6%
Mean	**1,889**	**345**	**22.3%**	**133**	**10.3%**	**99**	**6.8%**	**-1.3%**	**11.5%**	**5.9%**
Median	**1,041**	**297**	**20.9%**	**108**	**10.3%**	**69**	**6.7%**	**-5.8%**	**12.0%**	**6.9%**
Mean - Integration & Services	**4,086**	**1,271**	**26.7%**	**572**	**11.0%**	**356**	**7.3%**	**-1.2%**	**7.8%**	**5.0%**
Median - Integration & Services	**1,086**	**372**	**25.5%**	**120**	**9.3%**	**97**	**6.9%**	**-3.8%**	**4.7%**	**4.9%**
CSST	**664**	**192**	**28.9%**	**117**	**17.7%**	**105**	**15.8%**	**17.9%**	**26.8%**	**17.4%**

Source: SEC Filings, Capital IQ and Bloomberg.

Selected Company Analysis

Selected Company Analysis – Trading Metrics

($ in millions, except per share data)

Company Name	Price 4/29/11	Market Value	Enterprise Value	Financial Metric: LTM Revenue	Financial Metric: 2011E Revenue	Financial Metric: LTM EBITDA	Financial Metric: 2011E EBITDA	Enterprise Value / LTM Revenue	Enterprise Value / 2011E Revenue	Enterprise Value / LTM EBITDA	Enterprise Value / 2011E EBITDA	Total Leverage
Distribution												
Anixter International Inc.	$75.14	$2,588	$3,402	$5,472	$6,249	$300	$416	0.6x	0.5x	11.3x	8.2x	3.0x
Ingram Micro Inc.	18.73	3,016	2,654	35,217	36,375	539	558	0.1x	0.1x	4.9x	4.8x	1.2x
Tech Data Corp.	53.13	2,474	2,153	24,376	26,602	381	429	0.1x	0.1x	5.6x	5.0x	1.3x
ScanSource, Inc.	35.75	961	965	2,514	2,795	112	123	0.4x	0.3x	8.6x	7.9x	0.3x
Mean - Distribution								0.3x	0.3x	7.6x	6.5x	1.4x
Median - Distribution								0.2x	0.2x	7.1x	6.4x	1.3x
Mean - Total								0.7x	0.7x	7.5x	7.1x	1.2x
Median - Total								0.7x	0.7x	8.1x	7.7x	1.2x
CSST (Market Price)	5.38	483	723	664	868	117	162	1.1x	0.8x	6.2x	4.5x	4.4x
CSST (Current Offer Price)	6.50	583	823	664	868	117	162	1.2x	0.9x	7.0x	5.1x	4.4x

Source: SEC Filings, Capital IQ and Bloomberg.

Selected Company Analysis

Selected Company Analysis – Operating Results

($ in millions, except per share data)

	LTM Operating Results and Margins							Revenue Growth		
Company Name	Revenue	Gross Profit	% Margin	EBITDA	% Margin	EBIT	% Margin	2010	2011	2012
Distribution										
Anixter International Inc.	$5,472	$1,261	23.0%	$300	5.5%	$266	4.9%	9.8%	14.2%	7.2%
Ingram Micro Inc.	35,217	1,905	5.4%	539	1.5%	480	1.4%	17.2%	5.2%	5.0%
Tech Data Corp.	24,376	1,283	5.3%	381	1.6%	334	1.4%	-8.2%	20.4%	5.5%
ScanSource, Inc.	2,514	257	10.2%	112	4.5%	105	4.2%	14.4%	32.2%	1.4%
Mean - Distribution	**16,895**	**1,177**	**11.0%**	**333**	**3.3%**	**296**	**2.9%**	**8.3%**	**18.0%**	**4.8%**
Median - Distribution	**14,924**	**1,272**	**7.8%**	**341**	**3.0%**	**300**	**2.8%**	**12.1%**	**17.3%**	**5.3%**
Mean - Total	**5,367**	**766**	**29.3%**	**297**	**5.7%**	**204**	**3.0%**	**-0.1%**	**15.3%**	**13.0%**
Median - Total	**1,041**	**248**	**29.6%**	**93**	**5.6%**	**54**	**4.3%**	**-2.0%**	**14.8%**	**6.1%**
CSST	**664**	**192**	**28.9%**	**117**	**17.7%**	**105**	**15.8%**	**17.9%**	**26.8%**	**17.4%**

Source: SEC Filings, Capital IQ and Bloomberg.

Selected Company Analysis

Business Descriptions

Manufacturing	
China Fire & Security Group, Inc.	China Fire & Security Group, Inc., through its subsidiaries, engages in the design, development, manufacture, and sale of various fire safety products for the industrial and special purpose infrastructure industries, as well as the design and installation of industrial fire safety systems in the People's Republic of China and India. The company's fire detecting products include linear heat fire detectors, multi-frequency infrared flame detectors, long range infrared combustible gas detectors, fixed point combustible gas detectors, and point fire detectors. Its fire alarm control and network supervisory systems comprise fire alarm control unit, fire control room display system, fire safety monitoring center system, and remote customer service system.
Napco Security Technologies, Inc.	Napco Security Technologies, Inc., together with its subsidiaries, engages in the manufacture and sale of security products, including intrusion and fire alarms, building access control systems, and electronic locking devices worldwide. It offers access control systems that comprise identification readers, control panel, personal computer-based computer, and electronically activated door-locking devices; and alarm systems, which consist of automatic communicators, control panels, combination control panels/digital communicators and digital keypad systems, door security devices, fire alarm control panels, and area detectors.
Visonic Group	Visonic Group together with its subsidiaries, engages in the design, development, manufacture, and marketing of security systems and components for institutional, commercial, and residential customers for personal and property protection. The company offers detectors, such as motion detectors, glass-break detectors, and photoelectric detectors, as well as supervised and non-supervised detectors.
March Networks Corporation	March Networks Corporation develops and distributes intelligent video management solutions consisting of networked video recorders (NVRs), video encoders, IP cameras, and software applications to capture, analyze, and manage video and transactional data. It offers video management software products that include video management system, a server software; site manager software, which offers solution for the management of networked digital video systems, as well as remote management of networked IP cameras, encoder, and recorders; visual intelligence client tools for security and loss-prevention staff, fraud investigators, operations managers, and IT personnel alike; enterprise service manager that provides tools to deploy and manage large-scale video surveillance networks across various locations.

Source: Capital IQ.

Selected Company Analysis

Business Descriptions

	Manufacturing (cont.)
Digital Ally Inc.	Digital Ally Inc. engages in the production and sale of digital video imaging, audio recording, and related storage products for use in law enforcement and security applications in the United States and internationally. Its digital audio/video recording and storage product line comprises an in-car digital audio/video system that is integrated into a rear view mirror; an all-weather mobile digital audio/video system designed for motorcycle, ATV, and boat uses; a miniature body-worn digital audio/video camera; and a digital audio/video system, which is integrated into a law-enforcement style flashlight.
Cantronic Systems, Inc.	Cantronic Systems, Inc. designs, manufactures, and distributes infrared thermal imaging and closed-circuit television (CCTV) camera systems, and other CCTV products for security and industrial applications in Canada, the United States, and China. It offers passive and active infrared night vision cameras; surveillance/security IR cameras; low light infrared sensitive CCTV cameras; handhelds and binoculars for military and civilian applications, thermal cameras for scientific research and development application; and security CCTV IP cameras and infrared illuminators for applications comprising military troops, police, frontier defense, airports, military facilities, prisons, traffic monitoring, treasury securities, museums, jewel counters, residential securities, visible operations under water, ocean fishing, customs agencies, night navigations, and visible alert systems.
Vicon Industries Inc.	Vicon Industries Inc. designs, manufactures, assembles, and markets video systems and system components for use in security, surveillance, safety, and control purposes. Its product line consists of various elements of a video system, including digital video and network video recorders; video encoders, decoders, servers, and related physical security information management software; analog, megapixel, and Internet protocol fixed and robotic cameras; matrix video switches; video displays; and system peripherals. The company's products are used by commercial and industrial users, such as office buildings, manufacturing plants, warehouses, apartment complexes, shopping malls, and retail stores; agency facilities, prisons, and military installations, as well as in federal, state, and local governments for national security purposes; and financial institutions, including banks, clearing houses, brokerage firms, and depositories for security purposes.

Source: Capital IQ.

Selected Company Analysis

Business Descriptions

Security Systems Integrators	
Tyco International Ltd.	Tyco International Ltd. provides security products and services, fire protection and detection products and services, valves and controls, and other industrial products to customers worldwide. The company operates in five segments: ADT Worldwide, Flow Control, Fire Protection Services, Electrical and Metal Products, and Safety Products. The ADT Worldwide segment designs, sells, installs, services, and monitors electronic security systems for residential, commercial, education, governmental, and industrial customers. The Safety Products segment designs, manufactures, and sells fire suppression, electronic, security, and life safety products, including fire suppression products, breathing apparatus, intrusion security, access control, and video management systems.
Diebold, Incorporated	Diebold, Incorporated provides integrated self-service delivery and security systems and services primarily to the financial, commercial, government, and retail markets worldwide. The company also provides various security solutions, which include physical security and facility products, including in-store bank branches, pneumatic tube systems for drive-up lanes, vaults, safes, depositories, bullet-resistive items, and undercounter equipment; a range of electronic security products, such as digital surveillance, access control systems, biometric technologies, alarms and remote monitoring, and diagnostics; and security monitoring solutions comprising fire, managed access control, energy management, remote video management, and storage, as well as logical security. In addition, it offers strategic analysis and planning of new systems, systems integration, architectural engineering, consulting and project management services.
Niscayah Group AB	Niscayah Group AB, together with its subsidiaries, provides security solutions for medium-sized and large companies operating in banking, financial, industry, defense, health care, and retail markets. It engages in the integration/installation of security systems, such as CCTV, access control, intruder/perimeter systems, integrated control, fire detection, ID systems, networking/IP, and biometrics. The company also offers services and after-sales services related to systems in the form of maintenance, surveillance, alarm services, security centers, and other customer service functions.

Source: Capital IQ.

Selected Company Analysis

Business Descriptions

Diversified Contractors	
EMCOR Group Inc.	EMCOR Group Inc., together with its subsidiaries, provides electrical and mechanical construction and facilities services worldwide. It engages in the design, integration, installation, start-up, operation, and maintenance of various electrical and mechanical systems, including electric power transmission and distribution systems, such as power cables, conduits, distribution panels, transformers, generators, uninterruptible power supply systems, and related switch gear and controls; premises electrical and lighting systems, including fixtures and controls; low-voltage systems, such as fire alarm, security, and process control systems; voice and data communications systems, including fiber-optic and low-voltage copper cabling; and roadway and transit lighting, and fiber optic lines.
Black Box Corp.	Black Box Corp. provides network infrastructure services for communication systems. The company offers design, installation, integration, monitoring, and maintenance of voice, data, and integrated communication systems. It also provides voice solutions, premise cabling, and other data-related services and products, as well as offers technical support for its solutions that include hotline services, consultation, site surveys, design and engineering, project management, single-site and multi-site installations, remote monitoring, and certification and maintenance of voice, data, and integrated communication solutions.
Layne Christensen Co.	Layne Christensen Co. provides drilling and construction services and related products in markets. It also produces unconventional natural gas for the energy market. The company operates throughout North America, as well as Africa, Australia, Europe and Brazil. The company also operates through its affiliates in South America. Layne Christensen's customers include municipalities, investor-owned water utilities, industrial companies, global mining companies, consulting engineering firms, heavy civil construction contractors, oil and gas companies and, to a lesser extent, agribusiness.
Orion Marine Group, Inc	Orion Marine Group, Inc. operates as a marine specialty contractor serving the heavy civil marine infrastructure market. The company provides a range of marine construction and specialty services on, over, and under the water along the Gulf Coast, the Atlantic Seaboard, and the Caribbean Basin, as well as the Pacific Northwest.

Source: Capital IQ.

Selected Company Analysis

Business Descriptions

	Distribution
Anixter International Inc.	Anixter International Inc., together with its subsidiaries, distributes communications products, specialty wire and cable products, fasteners, and small parts. Its communications products comprise voice, data, video, and security products used to connect personal computers, peripheral equipment, mainframe equipment, security equipment, and various networks to each other. The company's product portfolio also consists of transmission media products, including copper and fiber optic cables; connectivity products; support and supply products; and security surveillance and access control products.
Ingram Micro Inc.	Ingram Micro Inc. and its subsidiaries distribute information technology (IT) products and supply chain solutions worldwide. The company distributes and markets various technology products worldwide from the computer hardware suppliers, networking equipment suppliers, software publishers, and other suppliers of computer peripherals, CE, AIDC/POS, physical security and mobility hardware worldwide.
Tech Data Corp.	Tech Data Corp. is a distributor of information technology (IT) products, logistics management, and other value-added services. The company distributes and markets approximately 150,000 products from computer hardware suppliers, networking equipment suppliers, software publishers, and other suppliers of computer peripherals, physical security, consumer electronics, digital signage and mobility hardware.
ScanSource, Inc.	ScanSource, Inc. operates as a wholesale distributor of specialty technology products to resellers. Video products include video and voice conferencing and network systems. Electronic security products include identification, access control, video surveillance, and intrusion-related products, and wireless infrastructure products.

Source: Capital IQ.

Selected Transaction Analysis

Imperial Capital

Selected Transaction Analysis

The table below includes selected transactions announced in the past 36 months

Selected Transaction Analysis – Integration & Services

($ in millions)

Announced Date	Acquirer	Target	Target Description	Enterprise Value (EV)	Target LTM Revenue	Target LTM EBITDA	EV / LTM Revenue	EV / LTM EBITDA
12/07/10	Ascent Media Corporation (NasdaqGS:ASCM.A)	Monitronics Security, LP	A business and home alarm system monitoring company, provides security monitoring services to residential customers and commercial clients.	$1,191.0	$278.4 (1)	$191.8	4.3x	6.2x
11/11/10	TKH Group NV (ENXTAM:TWEKA)	Optelecom-NKF Inc.	Develops video network solutions for traffic monitoring and security of airports, seaports, casinos, prisons, utilities, public transit, city centers, hospitals, and corporate campuses.	$20.4	$31.7	($1.5)	0.6x	NM
10/05/10	Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS)	Henry Bros. Electronics, Inc. (Nasdaq:HBE)	Provides technology-based integrated electronic security systems, services, and emergency preparedness consultation to commercial enterprises and government agencies.	$57.4	$53.4	$1.8	1.1x	31.9x
08/31/10	3M Israel Ltd.	Attenti Ltd	Develops remote personal electronic monitoring technologies and solutions for the supervision of the caseloads in the law enforcement and eldercare industries in the United States and internationally.	$230.0	$100.0 (2)	NA	2.3x	NA
07/30/10	Digital Barriers plc (AIM:DGB)	COE Group plc	Engages in the development, sale, and support of networked analogue and digital video surveillance systems for transport infrastructure, security, and industrial applications	$5.2	$5.1	($0.5)	1.0x	NM
07/16/10	China Star Film Group Limited. (SEHK:8172)	Infrared Engineering and Consultants Limited	Provides infrared (IR) thermography consulting and IR thermal imaging systems integration services, such as day/night thermal imaging systems for surveillance, security, fire detection, and intrusion	$2.2	NA	NA	NA	NA
05/07/10	Moog Inc. (NYSE:MOG.A)	Pieper GmbH	Designs, manufactures, and supplies video and security systems for industrial quality control and process control applications in Germany.	NA	$14.0	NA	NA	NA
04/26/10	GTCR Golder Rauner, LLC	Protection One, Inc.	Provides electronic security alarm monitoring services to single-family residential, commercial, multifamily, and wholesale customers in the United States.	$811.1	$363.4 (1)	$119.3	2.2x	6.8x
03/30/10	SCM Microsystems Inc. (nka:Identive Group, Inc. (NasdaqGM:INVE))	RockWest Technology Group LLC	Operates as a sales and service integrator of identification and security systems in the Southwestern United States	$4.9	$8.8 (3)	NA	0.6x	NA
03/01/10	Stanley Black & Decker, Inc. (NYSE:SWK)	ADT France SA	Designs, installs, and supports electronic security systems to protect shops, businesses, public sector offices and private homes	$10.2	$187.0	NA	0.1x	NA
01/18/10	Tyco International Ltd. (NYSE:TYC)	Broadview Security	Markets, installs, services, and monitors security alarm systems for residential and commercial properties in North America.	$1,850.0	$554.9 (1)	$207.0	3.3x	8.9x
12/31/09	G4S plc (LSE:GFS)	Nuclear Security Services Corporation	Operates as a security solutions organization and offers services including video capture, surveillance, access control, alarm monitoring and provides security equipment	$22.0	$21.0	NA	1.0x	NA
11/17/09	G4S Technology North America	Adesta, LLC and Adesta, LP	Systems integration and project management company engaging in the design, construction, and maintenance of integrated communication networks and electronic security systems	$66.0	$107.9 (4)	$8.2 (5)	0.6x	8.0x

Source: Capital IQ, SEC Filings, and press releases.

Selected Transaction Analysis

The table below includes selected transactions announced in the past 36 months

Selected Transaction Analysis – Integration & Services

($ in millions)

Announced Date	Acquirer	Target	Target Description	Enterprise Value (EV)	Target LTM Revenue	Target LTM EBITDA	EV / LTM Revenue	EV / LTM EBITDA
11/03/09	Comcam International Inc. (OTCPK:CMCJ)	Pinnacle Integrated Systems, Inc.	Provides security systems integration and support services for correctional facilities	$1.1	$6.0	$0.5	*0.2x*	*2.1x*
06/04/09	General Dynamics Advanced Information Systems, Inc.	Axsys Technologies, Inc.	Designs and manufactures electro-optical infrared systems, multi-axis stabilized HD cameras, optical systems, and motion control products for defense, aerospace, homeland security, and commercial applications.	$612.5	$255.6	$49.0	2.4x	12.5x
12/30/08	Signature Security Group Pty Ltd.	Watch24 Security Services Pty Ltd.	Provides wireless security systems for homes and businesses in Australia, including security alarms and security cameras	NA	NA	NA	NA	NA
12/10/08	SCM Microsystems Inc. (nka:Identive Group, Inc. (NasdaqGM:INVE))	Hirsch Electronics Corporation	Manufactures security access control and security management systems.	$27.2	$23.6	$0.9	1.2x	*30.2x*
11/07/08	Balfour Beatty WorkPlace Limited	Colledge Trundle & Hall Limited	Operates as a systems integrator in the intelligent building controls sector of the United Kingdom's construction industry	$4.5	NA	NA	NA	NA
10/30/08	Michael Stapleton Associates, Ltd.	Access Systems Integration, LLC	An electronic security integrator providing integrated intrusion detection, digital video recording, visitor management, and access control systems in the United States	NA	NA	NA	NA	NA
09/30/08	MegaFon	JSC Videofon MV	Develops, produces, installs, and maintains integrated security and automation systems, vehicle control and management systems, technical equipment, and monitoring systems	$6.0	NA	NA	NA	NA
08/06/08	Securitas Direct AS	Hafslund Sikkerhet AS	Supplies home alarms and security services including money transportation, monitoring premises, guarding, and high-technology monitoring systems	$100.7	$49.9	NA	2.0x	NA
07/29/08	Cancom IT Systeme AG (XTRA:COK)	SYSDAT GmbH	Operates as system integrator in Cologne, Germany	$9.3	$125.2	$2.3	*0.1x*	4.0x
07/28/08	Siemens Building Technologies	MAC Systems, Inc.	Supplies fire detection, alarm, and suppression, as well as facility communications and security systems	NA	NA	NA	NA	NA
07/22/08	GSH Group plc	Utilitec B.V.	Operates as a mechanical and electrical installation integrator, providing service and maintenance and security installations among other services	$3.7	$9.6	NA	0.4x	NA
07/02/08	Integrated Products And Services, Inc.	HFP Corporation	Operates as a fire protection contractor	NA	NA	NA	NA	NA
06/11/08	Stanley Works	Sonitrol Corporation	Provides security solutions for intrusion, video, access, and fire, offering audio intrusion alarms, monitored video, access control, and fire detection equipment	$275.0	$110.0	$27.5	2.5x	10.0x
06/05/08	Tyco International	Winner Security Services, LLC	Markets, installs and services integrated security products for article protection, video surveillance, access control, and asset tracking	$90.0	NA	NA	NA	NA

Source: Capital IQ, SEC Filings, and press releases.

Selected Transaction Analysis

The table below includes selected transactions announced in the past 36 months

Selected Transaction Analysis – Integration & Services

($ in millions)

Announced Date	Acquirer	Target	Target Description	Enterprise Value (EV)	Target LTM Revenue	Target LTM EBITDA	EV / LTM Revenue	EV / LTM EBITDA
06/04/08	G4S plc (LSE:GFS)	Touchcom, Inc.	Engages in designing, installing, and supporting integrated security systems, in addition to providing security system components	$23.0	NA	NA	NA	NA
05/29/08	Golden Gate Capital	Pinnacle Security LLC	Offers alarm systems, security systems, security packages, and surveillance systems	NA	NA	NA	NA	NA
05/29/08	ICx Technologies, Inc.	S3 Integration, LLC	Provides security management solutions and services including access control, visitor management systems, CCTVs, and intrusion detection and alarm devices	$30.5	NA	NA	NA	NA
			Mean - Integration & Services		$121.3	$50.5	1.2x	8.1x
			Median - Integration & Services		$53.4	$5.3	1.0x	8.0x

Italicized figures excluded from mean and median calculations.
(1) Revenue multiples for alarm monitoring transactions are excluded.
(2) Expected revenue for 2010 per press release.
(3) Estimated based on annualizing expected revenue contribution for the balance of 2010, per press release dated April 15, 2010.
(4) Per pro forma assumptions in G4S annual filing for FY 2009. Assumes spot rate for conversion of GBP 1.000 = USD 1.617 as of 12/31/10.
(5) Per pro forma assumptions in G4S annual filing for FY 2009. Assumes spot rate for conversion of GBP 1.000 = USD 1.617 as of 12/31/10. Figure represents EBITDA as reported in annual filing.

Source: Capital IQ, SEC Filings, and press releases.

Selected Transaction Analysis

The table below includes selected transactions announced in the past 36 months

Selected Transaction Analysis - Distribution

($ in millions)

Announced Date	Acquirer	Target	Target Description	Enterprise Value (EV)	Target LTM Revenue	Target LTM EBITDA	EV / LTM Revenue	EV / LTM EBITDA
04/13/11	De Eik N.V.	Velleman Components N.V.	Engages in the wholesale and distribution of electronic products.	NA	NA	NA	NA	NA
10/13/10	DCC Sercom Ltd.	Comtrade SA	Distributes consumer electronic and audio visual products to the retail sector.	$31.9	$82.6	NA	0.4x	NA
09/03/10	Hunting plc (LSE:HTG)	Innova-Extel Acquisition Holdings Inc.	Develops and distributes environment electronics technology.	$125.0	NA	$13.7	NA	9.1x
07/06/10	Avnet Technology Solutions, Inc.	Tallard Technologies, Inc.	Engages in the distribution of computer hardware, communications equipment and software to independent resellers.	NA	$250.0	NA	NA	NA
07/06/10	Avnet Inc. (NYSE:AVT)	Bell Microproducts Inc.	Distributes storage products and systems, and computer products and peripherals to original equipment manufacturers, value-added resellers, and dealers.	$592.8	$3,021.2	$54.6	0.2x	10.9x
06/30/10	WESCO International Inc. (NYSE:WCC)	Potelcom Supply, Inc.	Operates as a distributor of power, telephone, and communications supplies.	$14.3	$25.0	NA	0.6x	NA
06/08/10	Midwich Limited	Societe D'implantation Distribution Equipement Video	Operates as a trade-only distributor of audio/visual products to audio visual (AV) dealers, IT resellers and custom installers for the residential markets.	NA	$10.8	NA	NA	NA
06/08/10	Visualant Inc. (OTCBB:VSUL)	TransTech Systems Inc.	Distributes identification (ID) badging and access control products in the United States.	$2.3	$10.0	NA	0.2x	NA
05/21/10	Atea ASA (OB:ATEA)	Impact Europe Norge AS and Impact Europe Ab	Distributes audio visual solutions for real-time presentations and communication	NA	$26.0	NA	NA	NA
03/18/10	Brazos Private Equity Partners, LLC	Tri-Ed Distribution and Northern Video Systems, Inc.	Tri-Ed Distribution, Inc. operates as an independent distributor of security, low voltage, and home automation products. Northern Video Systems, Inc. operates as a wholesale distributor of security,	NA	NA	NA	NA	NA
01/18/10	Ahlsell Oy	Solar Suomi OY	Operates as a distributor and supplier of electrical equipment, electricity cables, and electronic equipment.	NA	$29.1	NA	NA	NA
12/22/09	Electra Gruppen AB (OM:ELEC)	B. Linderholm AB	Engages in distribution of electrical household appliances.	NA	$8.2	NA	NA	NA
08/24/09	JBI, Inc. (OTCBB:JBII.E)	Javaco, Inc.	Distributes products for cable, voice, and broadband.	$3.1	$6.0	NA	0.5x	NA

Source: Capital IQ, SEC Filings, and press releases.

Selected Transaction Analysis

The table below includes selected transactions announced in the past 36 months

Selected Transaction Analysis - Distribution

($ in millions)

Announced Date	Acquirer	Target	Target Description	Enterprise Value (EV)	Target LTM Revenue	Target LTM EBITDA	EV / LTM Revenue	EV / LTM EBITDA
07/31/09	Ericsson Eesti Aktsiaselts	AS Elcoteq Tallinn	Manufactures and distributes terminal products and communication network equipment.	$41.6	$277.3	NA	0.1x	NA
05/19/09	Ricoh Europe Holdings	Carl Lamm Holding AB	Distributes information technology solutions and products to the information management sector	$80.7	$135.3	$6.9	0.6x	11.7x
			Mean - Distribution		$323.4	$25.1	0.4x	10.5x
			Median - Distribution		$27.5	$13.7	0.4x	10.9x

Source: Capital IQ, SEC Filings, and press releases.

Selected Transaction Analysis

The table below includes selected transactions announced in the past 36 months

Selected Transaction Analysis - Manufacturing

($ in millions)

Announced Date	Acquirer	Target	Target Description	Enterprise Value (EV)	Target LTM Revenue	Target LTM EBITDA	EV / LTM Revenue	EV / LTM EBITDA
12/22/10	BAE Systems plc (LSE:BA.)	ETI A/S	Provides law enforcement agencies and telecommunication providers with diagnostic and data analysis products used in data-crime investigations and for trouble-shooting data communication systems.	$210.8	$57.2	NA	3.7x	NA
11/19/10	Cooper Safety Ltd.	HERNIS Scan Systems AS	Develops camera-based surveillance systems for marine, and oil and gas installations internationally. It offers camera stations and monitors for safe and hazardous areas.	$51.9	NA	NA	NA	NA
10/01/10	FLIR Systems, Inc. (NasdaqGS:FLIR)	ICx Technologies, Inc.	Engages in the development and integration of advanced sensor technologies for homeland security, force protection, and commercial applications.	$226.2	$167.6	$20.8	1.3x	10.9x
05/10/10	Suffer (OTCPK:ENTK)	EnviroTek, Inc.	Operates as a systems builder and distributor of electronic security products worldwide. Its products include smart CCTV, biometric access control, wireless intrusion detection, and advanced weapons detection	NA	$0.2	($0.3)	NA	NA
02/05/10	ANV Security Group, Inc. (OTCBB:ANVS)	Shenzhen Angesi Technology Co., Ltd.	Develops, manufactures, and markets security products. The company offers hard disk video recorder, video server, CCTV camera, standalone DVR, dvr card, and video cameras.	$32.3	$45.0	NA	0.7x	NA
11/12/09	UTC Fire & Security Corporation	GE Security, Inc.	Designs, manufactures, and distributes communication and information technologies for security, safety, and lifestyle enhancements.	$1,788.0	$1,200.0	NA	1.5x	NA
06/19/09	GenNx360 Capital Partners	GVI Security Solutions, Inc.	Provides video surveillance and security solutions including video surveillance cameras, VCRs and digital video recorders, and video management systems and recording software.	$20.0	$45.0	$1.4	0.4x	14.1x
06/04/09	General Dynamics Advanced Information Systems, Inc.	Axsys Technologies, Inc.	Designs and manufactures electro-optical infrared systems, multi-axis stabilized HD cameras, optical systems, and motion control products for defense, aerospace, homeland security, and commercial applications.	$612.5	$255.6	$49.0	2.4x	12.5x
02/13/09	Moog Inc. (NYSE:MOG.A)	Videolarm, Inc.	Manufactures surveillance cameras and accessories including housings, poles, mounting brackets, power supplies, and camera systems.	$44.9	$19.5	NA	2.3x	NA

	Revenue	EBITDA	EV / Revenue	EV / EBITDA
Mean - Manufacturing	**$223.8**	**$17.7**	**1.4x**	**12.5x**
Median - Manufacturing	**$51.1**	**$11.1**	**1.4x**	**12.5x**
Mean - Total	**$204.5**	**$39.6**	**1.0x**	**9.7x**
Median - Total	**$49.9**	**$8.2**	**0.7x**	**10.0x**

Source: Capital IQ, SEC Filings, and press releases.

WACC Calculation

Imperial Capital

WACC Calculation

WACC

An appropriate discount rate, or cost of capital, provides investors with adequate compensation given the time value of money and the perceived risk of capital invested. Capital is defined as the sum of all equity and interest-bearing debt.

The calculation of the cost of equity capital using the Capital Asset Pricing Model (CAPM) is as follows:

Re = Rf + (ß x (Rm - Rf)) + Rsm

Where:

- Rf = Return on a risk-free investment
- ß = Beta - a measure of the systematic risk of the firm compared to the risk of an investment in a fully diversified stock market portfolio
- Rm - Rf = The market risk premium defined as the expected return investors require for investing in a fully diversified portfolio (Rm) less the risk-free rate (Rf)
- Rsm = Small stock premium

We then calculated the WACC as follows:

Variable	Value		Source
Rd =	7.30%	(a)	Cost of Debt
t =	25.0%	(a)	Marginal Tax Rate
Rf =	4.18%	(b)	20-yr. Treasury Bond Rate - April 28, 2011
Rm - Rf =	6.70%	(c)	Equity Risk Premium
ß =	1.66		Computed Beta, see Page 2 of WACC Calculation
D % =	26.8%	(d)	Debt/Capital Ratio
E % =	73.0%		Equity/Capital Ratio
Rsm =	2.49%	(c)	Decile 8 Premium (From Ibbotson's - $432.175MM to $684.790MM)
Ris =	0.00%	(e)	Investment Specific Risk

[Rd x (1 - t) x D%] + [(Rf + (ß x Rm - Rf)) + Rsm + Ris) x E%]

[7.30% x (1 - 25.0%) x 26.79%] + [4.18% + (1.66 x 6.70%) + 2.49% + 0.00%) x 73.00%]

WACC= Rd (1-t) x D% + Re x E%

[5.48% x 26.79%] + [17.81% x 73.00%]

WACC = 14.5%

(a) Company management guidance per April 26, 2011 diligence call.
(b) Source: Federal Reserve Statistical Release.
(c) Source: Stocks, Bonds, Bills, and Inflation Valuation Edition 2010 Yearbook, Ibbotson Associates.
(d) Based on the average Debt/Capital of the selected companies, see Page 2 of WACC Calculation.
(e) Represents risk unique to the company's situation as of the valuation date.

WACC Calculation

WACC – Beta

($ in millions)

Chinese Security and/or Related Products Manufacturing & Installation Companies on US Exchanges	Beta [1]	Market Cap [2]	Total Debt	Cash	TEV	Tax Rate	Total Debt/ TEV
A-Power Energy Generation Systems, Ltd.	1.59	187.8	65.1	168.3	130.3	25.0%	49.9%
BCD Semiconductor Manufacturing Limited	1.74	171.7	28.2	44.7	155.2	25.0%	18.2%
China BAK Battery, Inc.	1.38	99.9	173.0	25.6	247.3	25.0%	69.9%
China Fire & Security Group, Inc.	1.50	193.9	-	28.2	165.7	25.0%	0.0%
China Information Technology, Inc.	1.50	137.0	66.7	18.2	204.1	25.0%	32.7%
China TransInfo Technology Corp.	1.69	122.6	13.7	43.9	108.2	25.0%	12.7%
Deer Consumer Products, Inc.	1.42	340.6	8.4	34.0	315.0	25.0%	2.7%
Harbin Electric, Inc.	1.80	585.0	81.7	98.8	570.8	25.0%	14.3%
Hollysys Automation Technologies, Ltd	1.54	654.0	38.2	95.0	598.1	25.0%	6.4%
Kandi Technologies, Corp	1.40	79.6	48.3	8.1	119.8	25.0%	40.3%
Wonder Auto Technology, Inc.	2.01	200.5	139.3	60.6	292.6	25.0%	47.6%
Average	**1.60**	**$252.0**	**$60.2**	**$56.8**	**$264.3**	**25.0%**	**26.8%**
			Implied D/E		**D / (D + E)**	*	**1 / (E / (D + E))**
			36.6%		26.8%	*	1.4

Unlevered Beta Calculation

Bu = B/(1+((1-t)(D/E)))

Using B, t, D, and E for each individual company. The reported betas are for the comparable companies are first unlevered below and then relevered in the calculation to the right.

A-Power Energy Generation Systems, Ltd.	=	1.26
BCD Semiconductor Manufacturing Limited	=	1.55
China BAK Battery, Inc.	=	0.60
China Fire & Security Group, Inc.	=	1.50
China Information Technology, Inc.	=	1.10
China TransInfo Technology Corp.	=	1.56
Deer Consumer Products, Inc.	=	1.39
Harbin Electric, Inc.	=	1.63
Hollysys Automation Technologies, Ltd	=	1.48
Kandi Technologies, Corp	=	0.96
Wonder Auto Technology, Inc.	=	1.32
Average		**1.30**

Relevered Beta Calculation

B	=	Bu(1+((1-t)(D/E)))
Bu	=	1.30
D/E	=	36.6%
t	=	25.0%
B	=	1.66

Industry Debt/Total Capital Calculations

Debt/Total Inv. Capital	26.8%
Equity/Total Inv. Capital	73.2%

Source: Capital IQ and Bloomberg.

(1) Beta shown as of last quarter of trading activity.

(2) As of April 29, 2011.